Exhibit 10.2

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SHAREHOLDERS’ AGREEMENT OF XP INC.

among

XP CONTROLE PARTICIPAÇÕES S.A.

GENERAL ATLANTIC (XP) BERMUDA, LP

and

ITB HOLDING BRASIL PARTICIPAÇÕES LTDA.

And, as Intervening Consenting Parties,

XP INC.

XP INVESTIMENTOS S.A.

XP CONTROLE 3 PARTICIPAÇÕES S.A.

XP INVESTIMENTOS CORRETORA DE CÂMBIO

TÍTULOS E VALORES MOBILIÁRIOS S.A.

BANCO XP S.A.

XP CONTROLE 4 PARTICIPAÇÕES S.A.

XP VIDA E PREVIDÊNCIA S.A.

XP FINANÇAS ASSESSORIA FINANCEIRA LTDA.

XP CORRETORA DE SEGUROS LTDA.

XP ADVISORY GESTÃO DE RECURSOS LTDA.

XP VISTA ASSET MANAGEMENT LTDA.

XP GESTÃO DE RECURSOS LTDA.

INFOSTOCKS INFORMAÇÕES E SISTEMAS LTDA.

XP EDUCAÇÃO ASSESSORIA EMPRESARIAL E PARTICIPAÇÕES LTDA.

TECFINANCE INFORMÁTICA E PROJETOS DE SISTEMAS LTDA.

LEADR SERVIÇOS ONLINE LTDA.

GUILHERME DIAS FERNANDES BENCHIMOL

ITAÚ UNIBANCO S.A.

São Paulo, November 29th, 2019

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SHAREHOLDERS’ AGREEMENT OF

XP INC.

By this private instrument, the parties:

XP CONTROLE PARTICIPAÇÕES S.A., a corporation with head-office in the City and State of Rio de Janeiro, at Avenida Afrânio de Melo Franco, No. 290, suite 708, Leblon, Zip Code 22430-060, enrolled with the National Register of Corporate Taxpayers of the Finance Ministry (CNPJ/MF) under No. 09.163.677/0001-15, herein represented in conformity with its by-laws (“XP Controle”);

GENERAL ATLANTIC (XP) BERMUDA, LP, an exempted limited partnership formed under the laws of Bermuda, with its registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (“GA”); and

ITB HOLDING BRASIL PARTICIPAÇÕES LTDA., a limited liability company with head-office in the City and State of São Paulo, at Praça Alfredo Egydio de Souza Aranha, No. 100, Torre Conceição, 7th floor, Parque Jabaquara, ZipCode 04344-902, , enrolled with the CNPJ/MF under No. 04.274.016/0001-43, herein represented in accordance with its Articles of Association (“Itaú”), acting on its own or its Affiliates’ behalf.

(XP Controle, GA and Itaú, herein collectively referred to as “Shareholders” or “Parties” and, individually, as “Shareholder” or “Party”),

and, further, as “Intervening Consenting Parties”:

XP INC., an exempted company with limited liability with its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, herein represented in conformity with its Articles of Association (“Company”);

XP INVESTIMENTOS S.A., a corporation with head-office in the City and State of Rio de Janeiro, at Avenida Afrânio de Melo Franco, No. 290, suite 708, Leblon, Zip Code 22430-060, enrolled with the CNPJ/MF under No. 16.838.421/0001-26, herein represented in conformity with its By-laws (“XP Investimentos”);

XP CONTROLE 3 PARTICIPAÇÕES S.A., a corporation with head-office in the City and State of Rio de Janeiro, at Avenida Afrânio de Melo Franco, No. 290, suite 708, Leblon, Zip Code 22430-060, enrolled with the CNPJ/MF under No. 15.787.622/0001-89, herein represented in conformity with its By-laws (“XP Controle 3”);

XP INVESTIMENTOS CORRETORA DE CÂMBIO, TÍTULOS E VALORES MOBILIÁRIOS S.A., a corporation with head-office in the City and State of Rio de Janeiro, at Avenida Afrânio de Melo Franco, No. 290, suite 708, Leblon, Zip Code 22430-060, enrolled with the CNPJ/MF under No. 02.332.886/0001-04, herein represented in accordance with its By-laws (“XP CCTVM”);

BANCO XP S.A., a corporation with head-office in the City and State of Rio de Janeiro, at Avenida Afrânio de Melo Franco, No. 290, suite 708, Leblon, Zip Code 22430-060, enrolled with the CNPJ/MF under No. 33.264.668/0001-03, herein represented in accordance with its By-laws (“Banco XP”);

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XP CONTROLE 4 PARTICIPAÇÕES S.A., a corporation, with head-office in the City and State of Rio de Janeiro, at Av. Afrânio de Melo Franco, No. 290, suite 708, Leblon, Zip Code 22430-060, enrolled with the CNPJ/MF under No. 25.176.854/0001-54, herein represented in accordance with its By-laws (“XP Controle 4”);

XP VIDA E PREVIDÊNCIA S.A., a corporation, with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 27th floor, Zip Code 04543-907, enrolled with the CNPJ/MF under No. 29.408.732/0001-05, herein represented in accordance with its By-laws (“XP Previdência”);

XP FINANÇAS ASSESSORIA FINANCEIRA LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 30rd floor, Zip Code 04543-907, enrolled with the CNPJ/MF under No. 11.077.338/0001-68, herein represented in accordance with its Articles of Association (“XP Finanças”);

XP CORRETORA DE SEGUROS LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 27th floor, Zip Code 04543-907, enrolled with the CNPJ/MF under No. 10.558.797/0001-09, herein represented in accordance with its Articles of Association (“XP Seguros”);

XP ADVISORY GESTÃO DE RECURSOS LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 25th floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 15.289.957/0001-77, herein represented in accordance with its Articles of Association (“XP Advisory”);

XP VISTA ASSET MANAGEMENT LTDA., a limited liability company, with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 30rd floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 16.789.525/0001-98, herein represented in accordance with its Articles of Association (“XP Vista”);

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XP GESTÃO DE RECURSOS LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 30rd floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 07.625.200/0001-89, herein represented in accordance with its Articles of Association (“XP Gestão”);

INFOSTOCKS INFORMAÇÕES E SISTEMAS LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 28th floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 03.082.929/0001-03, herein represented in accordance with its Articles of Association (“Infostocks”);

XP EDUCAÇÃO ASSESSORIA EMPRESARIAL E PARTICIPAÇÕES LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 28th floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 05.745.283/0001-14, herein represented in accordance with its Articles of Association (“XP Educação”);

TECFINANCE INFORMÁTICA E PROJETOS DE SISTEMAS LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 26th floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 11.429.614/0001-00, herein represented in accordance with its Articles of Association (“Tecfinance”);

LEADR SERVIÇOS ONLINE LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 28th floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 31.122.335/0001-06, herein represented in accordance with its Articles of Association (“LEADR” and, together with XP Investimentos, XP Controle 3, XP CCTVM, Banco XP, XP Controle 4, XP Previdência, XP Finanças, XP Seguros, XP Advisory, XP Vista, XP Gestão, Infostocks, XP Educação e Tecfinance, the “Controlled Companies”);

GUILHERME DIAS FERNANDES BENCHIMOL, Brazilian citizen, single, economist, bearer of identification card No. 010.398.628-7, issued by IPF/RJ, enrolled with the Individual Taxpayer Register (CPF/MF) under No. 025.998.037-48, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Jacarezinho, No. 241, Jardim Europa, Zip Code 01456-020, e-mail address: guilherme.benchimol@xpi.com.br (“GB”).

ITAÚ UNIBANCO S.A., a corporation with head-office in the City and State of São Paulo, at Praça Alfredo Egydio de Souza Aranha, No. 100, Torre Olavo Setubal, enrolled with the CNPJ/MF under No. 60.701.190/0001-40, herein represented in conformity with its By-laws (“Itaú Unibanco”).

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WHEREAS:

(i) As provided for in the Stock Purchase Agreement and Other Covenants entered into among the Parties on May 11, 2017, as subsequently amended (“Stock Purchase Agreement”), Itaú subscribed, paid-up and purchased an initial equity interest of forty-nine point nine percent (49.9%) in XP Investimentos;

(ii) As a result of a corporate restructuring (“Corporate Restructuring”) and with the purposes of promoting an initial public offering of shares, the Shareholders transferred all their shares of XP Investimentos as a capital contribution to the Company and the Company became the lawful owner of all shares issued by XP Investimentos and the Shareholders became the lawful owners of all shares issued by the Company, as follows:

Shareholder	Class A Shares	Class B Shares	Interest in the Voting Capital	Interest in the Total Share Capital
XP Controle	0	613,494,936	60.89%	30.12%
GA	296,630,074	56,134,739	8.52%	17.32%
Dyna	54,271,511	0	0.54%	2.66%
Itaú	792,861,320	223,595,962	30.06%	49.90%
Total	1,143,762,905	893,225,637	100%	100%

(iii) Each class A share issued by the Company confers to its holders the right to one (1) vote, and each class B share confers to its holders the right to ten (10) votes in the resolutions of the Company;

(iv) XP Investimentos holds, directly or indirectly, ninety percent (90%) or more of each Controlled Companies’ corporate capital, as indicated in the organization chart constituting Schedule I to this Agreement;

(v) Itaú Unibanco is the lawful owner of 99.99% of Itaú’s corporate capital;

(vi) Subject to the Brazilian Central Bank’s approval, on the Second Closing Date (as defined below), Itaú shall acquire from: (i) GA and Dyna III Fundo de Investimento em Participações Multiestratégia (“Dyna”) a certain number of Class A shares issued by the Company; and (ii) from XP Controle and GA a certain number of Class B shares issued by the Company;

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(vii) The Shareholders intend, after a reverse share split, in the proportion of 4:1, to carry out an initial public offering of the Company’s shares representing, approximately, 15.11% of the Company’s total share capital after the initial public offering, on Nasdaq, through (a) a primary offering of, approximately, 42,553,192 Class A Shares, and (b) a secondary offering of, approximately, 40,834,045 Shares issued by the Company, out of which, approximately: (b.1) 25,687,430 Class B Shares are currently held by XP Controle (which shall be automatically converted into Class A shares immediately prior to the sale of such shares in the offering); (b.2) 13,121,392 Class A Shares are currently held by GA; and (b.3) 2,025,223 Class A Shares are currently held by Dyna (“IPO”);

(viii) As a result of the Corporate Restructuring and in order to regulate and organize their relationship as direct shareholders of the Company and indirect shareholders of the Controlled Companies, the Shareholders agreed to enter into this Shareholders’ Agreement (“Agreement”), which, among others, sets forth the terms and conditions in connection with (a) the management and conduct of business of the Company and the Controlled Companies, (b) the exercise of Shareholders’ voting rights with respect to the Company and the Controlled Companies, and (c) the transfer of Company’s shares held by them;

(ix) In view of the Corporate Restructuring, on the date hereof, the Shareholders Agreement of XP Investimentos entered into on August 31st, 2018, by and among the Shareholders, and, as intervening-parties, XP Investimentos, the Controlled Companies, GB and Julio Capua Ramos da Silva (“Previous Shareholder Agreement”) was amended in order to suspend its force and effect (“Suspension of the Previous Agreement”) until the date that (a) an IPO of the Company has been successfully completed, in which case the Previous Shareholder Agreement shall become automatically terminated and definitely superseded by this Agreement, or (b) an IPO of the Company has not been completed and the current corporate structure formed by virtue of the Corporate Restructuring is unwound, in which case the Previous Shareholder Agreement shall have its force and effect restored, provided, however, that GA or any of its Permitted Assignees may decide at its sole discretion to remain as an indirect shareholder of XP Investimentos through the Company or to revert to become a direct shareholder of XP Investimentos;

(x) As a result of the Suspension of the Previous Agreement, the Previous Shareholder Agreement shall be superseded by this Agreement, subject to the events set forth in Whereas (ix) above;

(xi) The Parties have agreed and decided that this Agreement shall (a) contain the same main terms and conditions of the Previous Shareholder Agreement, adjusted to reflect the migration of the Shareholders’ investment to an exempted company with limited liability, incorporated under the laws of the Cayman Islands that will be listed on Nasdaq and will have other shareholders not subject to this Agreement; and (b) fully comply with (b.i) Resolution No. 4,122 of the National Monetary Council, and (b.ii) the provisions of the ACC (as defined below), particularly with respect to share-transfer restrictions between XP Controle and Itaú.

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NOW, THEREFORE, the Parties decided to enter into this Shareholders’ Agreement, which shall be governed by the following terms and conditions:

CHAPTER I

DEFINITIONS

1.1. Definitions. Without prejudice to the other definitions provided for in this Shareholders’ Agreement, the following terms, as used herein, shall have the following meanings. Whenever required in the context, the definitions in this Agreement shall apply both in singular and plural forms, including their verbal variations, and the masculine gender shall include the feminine and vice-versa, without any change of meaning:

“ACC” means the Agreement on Concentration Control, entered into on August 9th, 2018, in connection with the BACEN Approval for consummation of the First Acquisition.

“Affiliate” means, in relation to one Person, any Person that is, directly or indirectly, (i) Controlled by, (ii) Controlling, or (iii) under common Control with such other Person, as of the date on which, or at any time during the period in which, such affiliate status is determined. In addition, it shall be considered an “Affiliate” of GA (a) any fund of which General Atlantic LLP or any entity of the General Atlantic group is the manager (gestor), administrator (administrador) or general partner or (b) any entity that is Controlled by such fund and/or its Affiliates. For the sake of clarification, the term “Affiliate” shall exclude companies (i) that are in the investment portfolio of such fund, but (ii) that are not Controlled by it (including the Company).

“Authorized Investor” means any Person that (a) is not (a.i) a financial institution Controlled by Brazilian Persons, or (a.ii) a financial institution that operates in Brazil as a retail bank; and/or (b) does not have a direct or indirect stake in excess of thirty percent (30%) in the corporate capital of the Persons referred to in item (a) above. For the avoidance of doubt, a financial institution that does not operate as a retail bank in Brazil and is ultimately Controlled by foreign Persons (even if directly owned by Brazilian Persons) will be considered an Authorized Investor.

“BACEN” means the Central Bank of Brazil.

“BACEN Approval” means, the approval of a transaction by BACEN, according to the terms of article 10, X, (g), of Law No. 4,595/64, as well as to CMN’s Resolution No. 4,122/12 and BCB’s Circulars Nos. 3.649/13 and 3.590/12.

“Business Day” means any day other than Saturday, Sunday or a day on which the commercial banks are required or authorized by law to remain closed in the Cayman Islands, in New York City or in the cities of Rio de Janeiro, State of Rio de Janeiro, Brazil and São Paulo, State of São Paulo, Brazil, as applicable.

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“CADE” means the Administrative Council of Economic Defense (Conselho de Administrativo de Defesa Econômica).

“CADE Approval” means, the approval of a transaction by CADE’s General Superintendence and/or Tribunal, as applicable, according to the terms of Law No. 12,529/11, followed by (a) the lapse of the fifteen (15)- Calendar Day term as from the publication of the decision by CADE’s General Superintendence for third parties’ appeals, if any, or evocation by CADE’s Tribunal, as set forth in articles 65, I and II of Law No. 12,529/11 and article 122 of CADE’s Internal Regulation No. 1/2012, without said appeals having been filed or such evocation having occurred; or (b) if the transaction is analyzed by CADE’s Tribunal, publication in the Federal Official Gazette of the final judgment by CADE’s Tribunal, taking into account possible motions for clarification filed after the judgment, as set forth in articles 218 and following, of CADE’s Internal Regulation.

“Calendar Day” means any day of the week, including Saturday, Sunday, or any other day that is a holiday anywhere in the world.

“Certified Buyer” means a financial institution, private equity group, financial conglomerate, institutional investor or sovereign fund, which, in all cases and in all Parties’ judgment: (i) is reputable and has sound financial situation; and (ii) has a significant probability of obtaining all the regulatory approvals necessary for the acquisition of the Shares and consummation of the other transactions provided for in the Stock Purchase Agreement and in this Agreement, as applicable.

“Company’s Articles of Association” means the Amended and Restated Memorandum and Articles of Association of the Company, adopted by special resolution of the Company passed on the date hereof.

“Confidential Information” means, in relation to any Party or Intervening-Consenting Party and their respective Affiliates: (i) any and all non-public information to which a Party or Intervening-Consenting Party and their respective Affiliates may have access or knowledge as a result of the transactions contemplated in this Agreement and is not held or owned by them; (ii) non-public information referring to the businesses, agreements and other properties of any of the Parties or Intervening-Consenting Parties and their respective Affiliates; or (iii) data, including the names and addresses, of any clients and suppliers of any of the Parties or Intervening-Consenting Parties and their respective Affiliates, or (iv) documents and materials produced in arbitration and any awards rendered in possible arbitration proceedings, under the terms of CHAPTER XI of this Agreement.

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“Consolidated Annual EBITDA” means the sum of the consolidated net income of the Company, before deduction of the financial result, taxes, depreciations, amortizations, equity method result and profit sharing (PLR), ascertained during the last twelve (12) months.

“Control” means the power (i) to permanently assure, either directly or indirectly, severally or by means of agreement, the majority of votes in resolutions of quotaholders or shareholders of one Person and (ii) to elect the majority of the members of the board of directors or management of a Person. The terms “Controlled” and “Controlling” shall be construed accordingly with this definition.

“CVM” means the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários).

“First Acquisition” (or Primeira Aquisição) shall have the meaning ascribed to it in the Stock Purchase Agreement.

“GA Shares Second Acquisition” means the number of Class A Shares and Class B Shares to be acquired by Itaú from GA on the Second Closing Date as provided for in the Stock Purchase Agreement and subject to the Brazilian Central Bank’s approval.

“Governmental Authority” means (i) the federal government, any state or municipal government or other national or foreign political subdivision with jurisdiction over the applicable Person; (ii) an executive, regulatory, legislative, judicial or administrative government entity or authority with jurisdiction over the applicable Person, whether national or foreign, which includes, with respect to items (i) and (ii) above, their respective bodies, autonomous government entities, self-regulatory entities, divisions, departments, boards, representation offices, agencies or commissions, including the SEC, CVM, CADE and BACEN; (iii) a single court, tribunal or judicial, administrative or arbitration body; or (iv) any stock exchange or organized over-the-counter market to which the applicable Person is subject to.

“Independent Auditor” means an external audit firm to be hired from time to time by the Company and/or by XP Investimentos, upon approval from the Board of Directors, among one of the “Big Four” internationally renowned audit firms, provided that Itaú shall have the right to veto one of these firms at each hiring.

“Independent Director” means a director that is independent and experienced, with indisputable reputation and who meets all of the requirements established in the rules of Nasdaq and the SEC.

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“Intellectual Property” means any and all trademarks (including their variations and combinations), commercial name, logotype, corporate name, service mark, service name, patent, utility model, copyright, formulae, drawings and formulations, diagrams, specifications, technology, methodologies, embedded software (firmware), systems, development tools, Internet domain names, software licenses, any other right or confidential or ownership information, including all the rights, licenses or pending patent applications, for any of the foregoing, and all related technical information, technical drawings, engineering or manufacturing drawings, technical knowledge (know-how), documents, floppy disks, records, files and other media in which the above mentioned items are stored.

“International Approvals” means the approval, communication or any other measure required to be taken before any applicable foreign Government Authority, including the FCA—Financial Conduct Authority (UK), FINRA—Financial Industry Regulatory Authority (US), and the SEC, which may be eventually required by Law.

“Key Employees” are the persons listed in Schedule A.

“Law” means any law (ordinary, supplementary or delegated), decree, decree-law, provisional measure, code, statute, regulation, instruction, ordinance, standard, rule, resolution, decision, order, requirement or demand issued by or emanated from any Governmental Authority.

“Liens” means any and all encumbrances, liens, attachment, placing of lien, security interest, fiduciary ownership, assignment or advance of receivables, granting of privileges and duties on property, protection of cultural heritage properties (or location in an area considered by Law as surrounding another protected cultural heritage property), cultural preservation, public improvement plan or Law of declaration of public utility for purposes of future condemnation or temporary occupation, actions for repossession (real or personal property), preemption, preemptive right, option, as well as any other right, claim, restriction or limitation, whether judicial or extrajudicial, of any nature whatsoever, which, in any manner, affects the free and full ownership and possession of such property or creates obstacles against the sale, transfer, use or exploitation thereof, at any time.

“Lock-Up Periods” means, jointly, the GA Second Acquisition Lock-Up, the XPC Second Acquisition Lock-Up and the XPC Control Lock-Up.

“Minimum Amount of Shares” means a number of Shares that is equal to 1,016,457,282, duly adjusted to reflect any consolidation, subdivision and/or similar transaction carried on by the Company that results in a change in the number of Shares of the same class held by every Shareholder of the Company, being altered in the same way and the same proportion, in any case, other than a Transfer of Shares by such Shareholder.

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“Minimum Total Percentage” means 24.95% of the Company’s total share capital.

“Minority Shareholders” means those individuals holding shares issued by XP Controle, except for the XPC Controlling Shareholders.

“Nasdaq” means the American stock exchange, Nasdaq Stock Market;

“Permitted Assignees” means, in relation to GA, companies that are Controlled by General Atlantic LLC and that are headquartered in Brazil and/or the Persons that are discretionarily managed by General Atlantic LLC or by its Controlled subsidiaries that are not competitors of the Company or of the Controlling Companies, provided that, they undertake, in writing and prior to the Transfer of Shares, to fully comply with the obligations undertaken by GA in this Agreement and in the Stock Purchase Agreement, as if they were the original signatory parties, without prejudice to the joint and several liability of GA, for any default by any of its Permitted Assignees.

“Person” means an individual, company (whether incorporated or not), association, foundation, condominium, fund, consortia, joint venture, entity, trust, international or multilateral organization or other public, private or semi-public entity, as well as the successors thereof.

“Private Sale” means a Transfer of securities that does not go through the Stock Exchange.

“Registration Rights Agreement” means the registration rights agreement to be entered by and among the Shareholders and the Company on the date hereof.

“Regulatory Approvals” means, jointly and as applicable, the BACEN Approval, the CADE Approval and the International Approvals.

“Related Third Parties” means Persons who are employees, executive officers, self-employed agents or associates of the Company and/or of its Controlled Companies, who participate or may participate in the activities and/or businesses of the Company and/or of its Controlled Companies.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Second Acquisition” (or Segunda Aquisição) shall have the meaning ascribed to it in the Stock Purchase Agreement.

“Second Closing Date” (or Data do Segundo Fechamento) shall have the meaning ascribed to it in the Stock Purchase Agreement.

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“Stock Exchange” means Nasdaq or any other stock exchange where the Company has its stock securities traded.

“Transfer” means to sell, assign or, by any other way, negotiate or transfer, directly or indirectly, whether or not for free. It also means the issuance of Shares by any Person for subscription by third parties. All those acts shall be referred to as “Transferring”.

“XPC Control Shares” means the minimum number of Shares held by XPC that represents more than fifty percent (50%) of the Company’s voting rights.

“XPC Controlling Shareholders” means the persons listed in Schedule B, which may be updated to reflect changes in the partnership of XP Controle that are carried out in the normal course of business and consistent with past practices for admission of partners and/or termination of partnership (with individuals or vehicles owned by such individuals), provided that the partnership will not admit the entrance of Persons who are not partners and/or employees and/or investment financial advisors (agentes autônomos) of the Company and/or the Controlled Companies.

“XPC Free Shares” means, subject to the XPC Second Acquisition Lock-Up, the Shares held by XP Controle in excess of the XPC Control Shares.

“XPC Shares Second Acquisition” means the number of Class B Shares to be acquired by Itaú from XP Controle on the Second Closing Date as provided for in the Stock Purchase Agreement and subject to the Brazilian Central Bank’s approval.

1.2. Defined Terms. The following defined terms have the meaning described in the respective clause indicated below:

Terms and Expressions	Definition
Agreement	Whereas (vii)
Annual Budget	Clause 7.11
Banco XP	Preamble
Brazilian Companies	Clause 2.4
Business Plan	Clause 7.10
Buying Shareholders	Clause 4.4
CAM-CCBC	Clause 11.2
Certified Buyer Purchase and Sale Agreement	Clause 4.5
CFO	Clause 7.12.1
Closing of the Right of First Refusal	Clause 4.4
Closing of the Tag Along Right	Clause 5.4
Closing of the Transfer to the Certified Buyer	Clause 4.5
Company	Preamble

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Terms and Expressions	Definition
Controlled Companies	Preamble
Corporate Restructuring	Whereas (ii)
Disputes	Clause 11.2
Dyna	Whereas (v)
Effective Term	Clause 10.1
GA Permitted Transfers	Clause 3.2
GA	Preamble
GA Free Shares	Clause 3.1.4(ii)
GB	Preamble
Information	Clause 8.2.1
Infostocks	Preamble
Intervening Consenting Parties	Preamble
IPO	Whereas (vi)
Itaú	Preamble
Itaú Unibanco	Preamble
LEADR	Preamble
Notice of Answer	Clause 4.2
Notice of Right of First Refusal	Clause 4.1
Notice of Tag Along	Clause 5.2
Offered Shares	Clause 4.1
Offered Shareholders	Clause 4.1
Offering Shareholder	Clause 4.1
Party or Parties	Preamble
Performance Appraisal	Clause 7.16.2
Previous Shareholder Agreement	Whereas (viii)
Private Transfer	3.1.5.1(ii)
Regulation	Clause 11.2
Related Parties	Clause 6.2(g)
Restricted Activities	Clause 8.4
Restricted Activities of GA	Clause 8.4
Restricted Activities of XP Controle	Clause 8.4
Restricted Persons	Clause 8.4
Restricted Persons of GA	Clause 8.4
Restricted Persons of XP Controle	Clause 8.4
Restriction to the Exercise of Office	Clause 7.12.1(b)
Right of First Refusal	Clause 4.2
Right of First Refusal Agreement	Clause 4.4
Right to a Public Offering of Shares	Clause 3.1.5.1(i)
Selling Shareholders	Clause 5.2
Shareholder or Shareholders	Preamble

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Terms and Expressions	Definition
Shareholders’ Meeting	Clause 6.1
Shares	Clause 2.1
Stock Purchase Agreement	Whereas (i)
Suspension of the Previous Agreement	Whereas (viii)
Tag Along Right	Clause 5.1
Tag Along Transfer Agreement	Clause 5.4
Tecfinance	Preamble
Term for Exercise of the Right of First Refusal	Clause 4.2
Term for Informing the Offered Shareholders	Clause 4.4
Territory	Clause 8.4
Transfer of the Right of First Refusal Shares	Clause 4.4
Transfer of the Shares to the Certified Buyer	Clause 4.5
XP Advisory	Preamble
XP CCTVM	Preamble
XP Controle	Preamble
XP Controle 3	Preamble
XP Controle 4	Preamble
XP Educação	Preamble
XP Finanças	Preamble
XP Gestão	Preamble
XP Investimentos	Preamble
XP Previdência	Preamble
XP Seguros	Preamble
XP Structure’s Permitted Transfers	Clause 3.2
XP Vista	Preamble
XPC Control Lock-Up	Clause 3.1.1(b)
XPC Second Acquisition Lock-Up	Clause 3.1.1(b)
XPC Shares Second Acquisition	Whereas (v)

1.3. Interpretation Rules. This Agreement shall be governed and construed in accordance with the following principles: (i) the headings and titles in this Agreement are merely intended for convenience of reference and shall not limit or affect the meaning of the chapters, clauses or items to which they apply; (ii) the terms “inclusive”, “including” and other similar terms shall be construed as if followed by the sentence “at merely exemplification title” and “without limitation”; (iii) whenever required in the context, the definitions contained in this Agreement shall be applied both in the singular and plural forms, and the masculine gender shall include the feminine and vice-versa, without changing the respective meaning; (iv) references to any document or other instruments include all the changes, substitutions and restatements and respective supplementations, save as otherwise expressly provided for; (v) save as otherwise expressly provided for herein, references to clauses or schedules apply to the clauses or schedules of this

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Agreement; (vi) all references to any Parties or Intervening Consenting Parties include their successors, representatives and authorized assignees; (vii) all references to clauses include their items and sub-items; and (viii) the wording used in all parts of this Agreement shall, in all cases, be simply construed in accordance with its correct meaning and not strictly to the benefit or to the expense of any of the Parties hereto. Except as otherwise provided for in this Agreement, references to any days within a term or period of time shall be deemed as references to the number of Calendar Days, it being certain that all the terms or periods provided for in this Agreement shall be counted by excluding the day of the event that gave rise to the beginning of the respective term or period and including the last day of such term or period. All terms and periods provided for herein that end on a day that is not a Business Day shall be automatically postponed to the immediately next Business Day.

CHAPTER II

SHARES BOUND BY THE AGREEMENT AND GENERAL PRINCIPLES

2.1. Shares Bound by the Agreement. Subject to Clauses 3.1.3 to 3.1.6, all shares issued by the Company that are owned (either by record or beneficially owned, including through any depository) by the Shareholders, including those shares as may be issued in the future (by the Company or by companies which may hereinafter become successors of the Company), at any and all time, including, without limitation, by subscription, option, conversion, acquisition, exchange, bonus, subdivision, consolidation, merger, incorporation, stock incorporation, spin-off or other form of corporate reorganization, as well as stock warrant or the respective preemptive rights upon the subscription of new shares or securities convertible into shares of the Company (“Shares”), as well as the shares or quotas of the Controlled Companies, as applicable, will be subject to this Agreement. The Shareholders, the Company and the Controlled Companies agree to comply and cause the compliance with everything that is agreed upon among them in this Agreement.

2.1.1. All references to a number of Shares under this Agreement shall be automatically adjusted in the event of bonus, subdivision or consolidation. In such cases, the Company shall send to the Shareholders a chart describing the new number of Shares entitled to each Shareholder within thirty (30)-Calendar Days of such event.

2.2. Other Controlled Companies. In case the Company shall hereinafter hold a direct or indirect interest that represents Control in companies other than the Controlled Companies, all references in this Agreement to the Controlled Companies shall include such other Controlled subsidiaries, and all the obligations set forth herein with regard to the Controlled Companies shall be equally applied to them. For purposes of the foregoing, such Controlled subsidiaries shall execute, as intervening consenting parties, a term of adhesion to this Agreement.

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2.3. Ownership of the Shares. The Shareholders, as of this date, are the lawful owners, holders and have full title to the Shares, which are free and clear of any Liens.

2.4. Enforcement of the Agreement by the Managers. The Parties agree to disclose this Agreement to the members of the board of directors and officers of the Company respectively nominated by them and to take all the necessary actions in order to ensure that all the directors and officers of the Company and of its Controlled Companies comply with this Agreement, especially to cause the Company and its Controlled Companies to comply with the obligations assigned to them hereunder. Any and all acts or omissions performed by the directors and officers nominated by the Shareholders in violation of the provisions hereof shall be null and void by operation of law. The Parties agree to cause the Controlled Companies incorporated under the laws of Brazil (“Brazilian Companies”) to file a copy of this Agreement in their respective headquarters and to cause XP Investimentos to register its existence in its share registry book.

2.5. General Principles. Without prejudice to the specific provisions of this Agreement, in the exercise of their duties and responsibilities, the Shareholders and their nominees in the board of directors or officers of the Company shall guide their conduct and exercise their voting rights at all times in the best interest of the Company and of the Controlled Companies. The Company and the Controlled Companies shall adopt good corporate governance practices, based on the principles of perpetuation of the business currently carried out by them, with an entrepreneurial, agile and independent management, while ensuring adherence to adequate standards of governance, compliance and risk management.

2.6. Compliance with Resolution No. 4,122 of the National Monetary Council and other provisions. Parties have agreed and decided that this Agreement shall contain the same main terms and conditions of the Previous Shareholder Agreement, exclusively adjusted to reflect the migration of the Shareholders’ investment to an exempted company with limited liability, incorporated under the laws of the Cayman Islands and to be listed on Nasdaq and other relevant aspects of the Corporate Restructuring. Parties further acknowledge and agree that this Agreement fully complies with: (i) the Resolution No. 4,122 of the National Monetary Council of Brazil and (ii) the rules of the ACC, particularly with respect to share-transfer restrictions between XP Controle and Itaú.

2.7. Itaú Unibanco hereby irrevocably and unconditionally undertakes to act as guarantor (fiador) of any and all obligations assumed by Itaú under this Agreement assuming, as main obligor and principal payer, joint and several liability with Itaú for compliance with any and all relevant obligations (and to make Itaú comply with such obligations) and payment of any and all amounts that may be due in the future by Itaú to any of the other Shareholders in connection herewith. Itaú Unibanco hereby expressly waives any and all benefits provided for in Articles 366, 368, 824, 827, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 794 of the Brazilian Code of Civil Procedure.

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CHAPTER III

RULES GOVERNING TRANSFER OF SHARES

3.1. Restrictions on Transfers of Shares and Creation of Liens. Except as expressly set forth in this Agreement and/or in the Stock Purchase Agreement, the Shareholders shall only be entitled to Transfer their Shares, subject to (i) their respective Lock-Up Periods, (ii) any lock-up agreements entered with the indemnitees of the IPO, (iii) the Right of First Refusal and the Tag-Along Right, as applicable, (iv) applicable securities law restrictions, and (v) the terms and conditions of the Registration Rights Agreement, as applicable. In addition, except as provided in Clauses 3.1.3, 3.1.4 and 3.1.5, a Private Sale of Shares shall only be permitted if (a) the acquirer is a Certified Buyer, (b) the Certified Buyer adheres to this Agreement, and (c) the Shareholder carrying out the Private Sale Transfers one hundred percent (100%) of its Shares. Moreover, throughout the effective term of this Agreement, the Shareholders shall not be allowed to create any Liens on the Shares owned by them (or allow the creation of Liens on XP Investimentos’ capital interest) without the prior written consent by all of the other Shareholders. The Shareholders acknowledge and agree that any Transfer of Class B Shares shall only be carried out through a Private Sale and only in the following cases: (a) within a Transfer of Shares that represent one hundred percent (100%) of the Shares owned by Itaú at the time of such sale and according to terms and conditions set forth herein; or (b) within a Transfer of Shares by XP Controle that represent the Company’s Control, according to Clause 3.1.6 below.

3.1.1. Lock-Up Periods.

(a)	Except as set forth in Clause 3.1.5 below, GA shall not Transfer the GA Shares Second Acquisition until the Second Closing Date (“GA Second Acquisition Lock-Up”).

(b)

Except as set forth in Clause 3.1.5 below, XP Controle shall not (i) Transfer the XPC Shares Second Acquisition until the Second Closing Date (“XPC Second Acquisition Lock-Up”); and/or (ii) carry out a Transfer of Control of the Company and/or a Transfer of Shares that results in XP Controle holding less than fifty percent (50%) plus one (1) vote in the Company’s voting share rights, until August 9, 2026 (“XPC Control Lock-Up”).

(c)	Except for the XP Structure’s Permitted Transfers provided below, the XPC Second Acquisition Lock-Up and the XPC Control Lock-Up shall also apply to the shareholders of XP Controle.

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(d)

The XPC Control Lock-Up shall be automatically terminated in case any Law that prohibits or prevents Itaú from acquiring the Company’s Control is dispatched or enacted (except to the extent that the restriction on the acquisition of Control established in said Law is effective for a limited period of time and does not prevent the acquisition of Control by Itaú after August 9, 2026). In this event, from the date of the effectiveness of such Law, XP Controle shall be authorized to Transfer the Company’s Control, at its sole discretion. Except for Itaú’s Right of First Refusal provided in Clause 4.1.1, which shall cease to be applicable, such Transfer of Company’s Control shall be subject to all of the other terms and conditions set forth in this Agreement (including, without limitation, the mandatory Transfer of Shares only to Certified Buyers in case of Private Sales and the applicability of the Tag Along Right).

3.1.2. The Transfer of, and/or the creation of a Lien on, the Shares (or on XP Investimentos’ capital interest) in violation of the provisions in this Agreement shall be null and void by operation of law and the Company shall refrain from recording it in the applicable share registry. Even though where authorized by this Agreement, the creation of Liens on the Shares may never contain any restriction to the Shareholder’s voting right or contrary to the provisions hereof.

3.1.3. IPO and Transfers in the Stock Exchange. Subject to (i) the XPC Control Lock-up, XPC Second Acquisition Lock-Up and GA Second Acquisition Lock-Up, as applicable (ii) any lock-up agreements entered with the indemnitees of the IPO, (iii) applicable securities law restrictions, and (iv) the terms and conditions of the Registration Rights Agreement, as applicable, upon the consummation of the IPO, each Shareholder shall be free to Transfer any amount of Class A Shares, at any time, and as long as the Transfer is carried out through the Stock Exchange, to any third party regardless of whether such third party is a Shareholder or a Certified Buyer. In such cases of Transfer of Class A Shares through the Stock Exchange, the Right of First Refusal and the Tag Along Right will not be applicable. For the avoidance of doubt, in this case, the Shareholders shall be allowed to Transfer less than 100% of the Class A Shares held by them and the acquiring third party shall not be a party to this Agreement (and the Class A Shares acquired by such third party shall not be bound by this Agreement).

3.1.3.1. Once an IPO has been implemented, the following rules shall also apply:

(i)	XP Controle shall not, in the context of such IPO or in any subsequent sale of Shares in the stock exchange, Transfer the Control of the Company;

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(ii)

The Company shall only list and allow for trading in the Stock Exchange Class A Shares. If any Shareholder wishes to sell Class B Shares in the Stock Exchange, it shall mandatorily convert such Class B Shares into Class A Shares prior to such sale, as per the applicable mechanics set forth in the Company’s Articles of Association and consistent with Clause 3.4 below. The Shareholders hereby undertake to take all necessary actions and cooperate in good-faith to implement such conversion. The Persons who acquire any Shares in the Stock Exchange will not be bound to this Agreement and the Shares that are sold therein will be automatically released from this Agreement;

(iii)

Company undertakes to provide Parties with copies of any registration statement and underwriting agreement in connection with any public offering carried out by the Company in reasonable advance of any filing or submission;

(iv)	The Parties will disclose the terms of this Agreement in connection with the IPO as required by law; and

(v)

The transfer of any and all Class A Shares sold by the Shareholders in the Stock Exchange (including pursuant to Rule 144) or pursuant to a SEC registered offering following the IPO will be subject to the applicable securities law restrictions.

3.1.4. Private Transfers of Free Shares. The following private Transfers of Class A Shares shall be permitted and the Right of First Refusal and Tag Along rights shall not apply:

(i)

XP Controle can Transfer, freely and with no restrictions whatsoever, up to one hundred percent (100%) of the XPC Free Shares to Authorized Investors, provided that, if such XPC Free Shares are comprised of Class B Shares, XP Controle shall take all the necessary measures to convert them into Class A Shares prior to the Transfer, so that 100% of the XPC Free Shares to be Transferred are exclusively comprised of Class A Shares. The Authorized Investors who acquire(a) less than one hundred percent (100%) of the XPC Free Shares will not be part of this Agreement (and their respective acquired Shares shall not be bound by the rules provided herein), and (b) one hundred percent (100%) of the XPC Free Shares can be part of this Agreement (and, in case of adherence, their respective acquired Shares will be bound by the rules provided herein), provided that

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the sole acquisition of XPC Free Shares will not entitle the Authorized Investors to any veto rights or to the election of any member to the Company’s Board of Directors. In case of a block Transfer of one hundred percent (100%) of the XPC Free Shares to more than one Authorized Investor and adherence of all of them to this Agreement, such Authorized Investors shall form a single block of shareholders and will be considered as a single party for purposes of exercising the voting rights set forth in this Agreement.

(ii)

Except for GA Second Acquisition Shares, GA can Transfer, freely and with no restrictions whatsoever, all of their remaining Class A Shares (“GA Free Shares”) to one or more Authorized Investors. If the GA Free Shares are comprised of Class B Shares, GA shall take all the necessary measures to convert them into Class A Shares prior to the Transfer, so that 100% of the GA Free Shares to be Transferred are exclusively comprised of Class A Shares. The Authorized Investors who acquire (a) less than all of GA Free Shares will not be part of this Agreement (and their respective acquired Shares shall not be bound by the rules provided herein), and (b) all and not less than all of GA Free Shares shall adhere to this Agreement (and their respective acquired Shares shall be bound by the rules, rights and obligations of GA provided herein). In case of a block Transfer of all and not less than all of the GA Free Shares to more than one Authorized Investor, such Authorized Investors shall form a single block of shareholders and will be considered as a single party for the exercise of GA’s veto rights and its right to elect members of the Board of Directors, as applicable and as provided for in this Agreement.

3.1.5. Liquidity Alternative. Subject to the XPC Control Lock-Up and the following clauses, in case any of the Regulatory Approvals required to the consummation of the Second Acquisition is denied or not obtained within eighteen (18) months as of their respective requests, whichever occurs first, both the GA Second Acquisition Lock-Up and the XPC Second Acquisition Lock-Up shall be accelerated and early terminated in respect to each Party of this Agreement as of the first Business Day following the Regulatory Approval denial or the end of such 18-month period, as the case may be.

3.1.5.1. Additionally, immediately upon (i) the denial of any Regulatory Approval required for consummation of the Second Acquisition; or (ii) the failure to obtain such Regulatory Approvals within such 18-month period referred to above, the Shareholders undertake to discuss, in good faith, a liquidity alternative to the remaining Shares held by the Shareholders), and, in case they reach an agreement, the Shareholders shall reasonably implement the solution agreed. In case they do not reach an agreement within sixty (60)-Calendar Days counted from the beginning of the term for discussions referred above, any Shareholder, as from that moment, upon delivery of a written notice to the other Shareholders and to the Company, shall have the right to:

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(i)

If the IPO has not already occurred, request the registration/filing of an IPO as per Clause 3.1.3, or, if an IPO has already occurred, a follow-on offering subject to the terms and conditions of the Registration Rights Agreement, in which case the Shareholders and the Company shall endeavor reasonable commercial efforts to carry out and cause to be carried out all acts that are necessary to approve, carry out and, subject to favorable market conditions, file the public offering of Class A Shares, including, to the extent possible, within the time table reasonably requested by the relevant Shareholder for the public offering of shares (“Right to a Public Offering of Shares”). Additionally to the Right to a Public Offering of Shares, in case the IPO has already happened, the Shareholders will be entitled to sell their Class A Shares in the Stock Exchange, in which case the Right of First Refusal and the Tag-Along Right shall not be applicable; or

(ii)

initiate a structured private sale process of up to one hundred percent (100%) of its Shares, to one or more Certified Buyers, in which case the Company and the other Shareholders shall endeavor all reasonable commercial efforts in order to cooperate with the consummation of the sale (“Private Transfer”). For avoidance of doubt, the Private Transfer shall be subject to the Right of First Refusal (subject to Clause 4.1.1 below) and the Tag Along Right provided herein. In case of a Private Transfer resulting in the Transfer of all and not less than all of the Shares held by any Shareholder is implemented, the respective Certified Buyer(s) shall succeed such Shareholder in all rights and obligations provided in this Agreement, replacing the Shareholder as a party to this Agreement for all effects. The Shareholders acknowledge and agree that such Private Transfer shall only be available to the sale of Class A Shares (except for the sale of Class B Shares according to Clause 3.1.6) which means that, if a Shareholder wishes to privately sell Class B shares, it shall convert the applicable Class B Shares into Class A Shares prior to consummation of the Private Transfer. In case of a block sale of 100% of the Shares held by a Shareholder to more than one Certified Buyer, such Certified Buyers shall act as a single block of shareholders for purposes of exercising the voting rights provided herein. In case the Private Transfer comprises less than one hundred percent (100%) of the Shares held by the selling Shareholder, the respective Certified Buyers shall not succeed the Shareholder in its rights and obligations under this Agreement and shall not become a party to this Agreement.

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3.1.5.2. In the context of a Private Transfer, the selling Shareholder shall present to the other Shareholders a list containing the Certified Buyers that the selling Shareholder intends to contact and, whenever applicable, Itaú and/or XP Controle shall have a veto right in relation to any Certified Buyer included in such list, provided such veto is justified and exercised within thirty (30)-Calendar Days counted from the receipt of the list. Said veto right shall not be applicable in relation to Certified Buyers who are also Authorized Investors.

If the IPO has not already occurred, following the fifth anniversary of the consummation of a Private Transfer carried out by GA in which the Authorized Investor(s) and/or Certified Buyer(s) have become a party to this Agreement as a result of the acquisition of all and not less than all of the Shares held by GA, and provided that none of the acquired Shares have been Transferred thereafter, such Authorized Investor(s) and/or Certified Buyer(s) will be entitled to have Right to a Public Offering of Shares and the right to a Private Transfer.

3.1.6. Transfer of Control. Subject to the XPC Control Lock-Up, the Right of First Refusal (subject to Clause 4.1.1 below) and the Tag Along Right provided herein, XP Controle shall be allowed to Transfer the Company’s Control only through a Private Sale of Class B Shares whereby (i) the purchaser of the Company’s Control is a Certified Buyer, and (ii) the Certified Buyer adheres to this Agreement. In this case, Itaú shall automatically lose the rights provided in items (d) and (f) of Clause 6.3, which shall cease to exist as from the date of the consummation of the Transfer of the Company’s Control. Upon the occurrence of a Transfer of the Company’s Control, this Agreement shall be amended to exclude items (d) and (f) of Clause 6.3.

3.2. Permitted Transfers. The Parties acknowledge and agree that Transfers of Shares (a) between Itaú and any of its Affiliates or between its Affiliates among themselves, (b) as described in Clause 3.1.3 above; (c) resulting from succession due to causa mortis (death); (d) resulting from repurchase of Shares by the Company for the specific purpose of holding them as treasury shares or for cancellation thereof, as permitted by Law; (e) from GA to their respective Permitted Assignees; (f) between the GA and/or their respective Permitted Assignees (both cases (e) and (f), the “GA Permitted Transfers”); (g) between XP Controle, on the one hand, and XPC Controlling Shareholders and/or an Affiliate of XP Controle, on the other hand; (h) between XP Controle, on the one hand, and the Minority Shareholders, on the other hand; (i) of Minority Shareholders among themselves or of XPC Controlling Shareholders among themselves; and (j) between XP Controle or the XPC Controlling Shareholders or the Minority Shareholders, on the one hand, and Related Third Parties, on the other hand (all cases from (g) to (j), the “XP Structure’s Permitted Transfers”) shall not be subject to the restrictions provided for in Clause 3.1.

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3.2.1. GA covenants and agrees not to use GA Permitted Transfers to carry out a Transfer of Shares that, if implemented otherwise, would be subject (i) to the restrictions provided for in Clause 8.4, (ii) to GA Second Acquisition Lock-Up or (iii) to compliance with the Right of First Refusal or the Tag-Along Right.

3.2.2. The XP Structure’s Permitted Transfers may only be carried out if XPC Controlling Shareholders, individually or jointly, maintain ownership of voting share rights representing more than fifty percent (50%) of the total voting rights of XP Controle and/or of the Company. Furthermore, for XP Structure’s Permitted Transfers, as provided for in Clause 3.2, item (i), the following limits shall be respected: (i) investment financial advisors (agentes autônomos) shall not hold more than five percent (5%) of the capital stock of XP Controle, individually or jointly; and (ii) the XPC Controlling Shareholders may not hold interest equivalent to or lower than fifty percent (50%) of XP Controle’s voting share rights. The Company and/or XP Controle, as the case may be, shall provide GA and Itaú with information about any XP Structure’s Permitted Transfers, including in relation to securities issued by XP Controle, within thirty (30)-Calendar Days from the receipt of a request.

3.3. Retention in case of Transfer of Control. In the event of Transfer of Control of the Company by XP Controle, XP Controle and Itaú undertake to hold discussions in good faith regarding the potential creation of an escrow account mechanism in which a percentage of the price due by the Certified Buyer to XP Controle would be deposited to guarantee the payment of any indemnities owed by XP Controle to Itaú, as provided in the Stock Purchase Agreement, subject to usual retention and release rules.

3.4. Conversion of Shares. Class B Shares will be converted into Class A Shares at the ratio of one (1) to one (1), with due regard to Articles 5.5 to 5.7 of the Company’s Articles of Association, in the following events:

(i) at the sole discretion of the Shareholder holding Class B Shares, in which case the referred Shareholder may decide to convert any number of Class B Shares into Class A Shares, provided that the conversion of Class B Shares into Class A Shares does not result in the loss of the Company’s Control by XP Controle during the XPC Control Lock-up period;

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(ii) prior to any intended Transfer of Class B Shares through a Private Sale to any third-party that is not (1) an Affiliate of the selling Shareholder, or (2) a corporation, partnership, or other entity exclusively owned or Controlled by the selling Shareholder or their Affiliates, as applicable, except for: (a) a Transfer of Shares representing one hundred percent (100%) of the Shares owned by Itaú at the time of such sale; and/or (b) a Transfer that results in the Transfer of the Company’s Control by XP Controle after the XPC Control Lock-up period; and/or

(iii) prior to any intended Transfer of Class B Shares through the Stock Exchange;

(iv) In respect of GA, and except for the GA Shares Second Acquisition while the GA Second Acquisition Lock-Up is in force, if required by XP Controle, at any time, in case of any Transfer of Shares by XP Controle that would result in an interest held by XP Controle lower than fifty percent (50%) plus one of the Company’s voting right;

(v) If, at any time, the total number of votes of the issued and outstanding Class B Shares represents less than 10% of the voting share rights of the Company, the Class B Common Shares then in issue shall automatically and immediately be converted into Class A Shares and no Class B Shares shall be issued by the Company thereafter.

3.4.1. Prior Notice. If a conversion of Class B Shares into Class A Shares by XP Controle may cause Itaú to involuntarily increase its voting share rights in the Company, XP Controle shall send a written notice to Itaú in order to communicate such event, at least 10 Calendar Days in advance of the consummation of any conversion.

3.4.2. XP Controle’s and GA’s conversion of Class B Shares into Class A Shares shall only be allowed if the number of Class A Shares and Class B Shares to be acquired by Itaú from each of them in the Second Acquisition is preserved.

3.5. Preemptive Right. Except for (i) the capital increase related to the primary offering of the IPO and (ii) the provisions set forth in Articles 4.6 and 4.7 of the Company’s Articles of Association, in the event of a Company’s capital increase, each Shareholder will be entitled to preemptive rights in any private offering of Shares, as well as in the cases set forth in Article 4.4 of the Company’s Articles of Association, to subscribe new shares of the Company, proportionally to their respective interests in the total and voting share capital of the Company at the time of such capital increase (“Preemptive Right”).

3.5.1. If the Company desires to issue Class A Shares for cash in the context of a public offering in the Stock Exchange without the corresponding Preemptive Right, as provided in Article 4.7 of the Company’s Articles of Association, it shall send a written notice to each Shareholder holding Class B Shares, who will have thirty (30) Calendar Days from its receipt to inform the Company whether or not

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it agrees with the relevant issuance. In case holders of at least two-thirds of Class B Shares agree with the issuance of Class A Shares without the corresponding preemptive right (“Preemption Waiver”), the Company will be entitled to carry on a public offering of Class A Shares in the Stock Exchange without giving effect to the aforementioned Preemptive Right. The lack of reply of a Class B Shares’ holder within the thirty (30) Calendar Days from the receipt of the written notice shall be considered as an agreement with the proposed issuance. For sake of clarification, the agreement of a Shareholder with the proposed issuance shall not be interpreted as creating a restriction to such Shareholder to acquire shares in the offering, to the extent permitted by Law.

3.5.2. Notwithstanding the provisions set forth above, in the context of a public offering of Class A Shares, if a Shareholder decides to subscribe part of the Class A Shares in issue, the other Shareholders shall have the right to subscribe at least an amount of Class A Shares that would guarantee that their dilution in the Company is not higher than the other Shareholders’ dilution, taking into account each of their respective equity ownership at the time of the relevant public offering.

CHAPTER IV

RIGHT OF FIRST REFUSAL

4.1. Right of First Refusal. Subject to the rules and exceptions provided for in CHAPTER III and the provisions of CHAPTER V, if, during the term of this Agreement, any of the Shareholders (“Offering Shareholder”) intends to perform a Private Transfer or Private Sale of its Shares to a Certified Buyer, the Offering Shareholder shall only be entitled to do so after offering the relevant Shares (“Offered Shares”) to the other Shareholders (“Offered Shareholders”), by written notice specifying (i) the name, qualification and identification of the Certified Buyer (including the final beneficial owners controlling such Certified Buyer and the group to which they belong, as the case may be), (ii) the number of Offered Shares, (iii) the price to be paid in cash and the payment terms, (iv) a copy (a) of the respective proposal of the Certified Buyer, which shall be irrevocable and irreversible, and shall contain the relevant terms and conditions of the proposed purchase and sale and, (b) if available, the relevant stock purchase agreement or its draft, (v) the confirmation that the Certified Buyer accepts to purchase all the shares subject to a possible exercise of the Tag Along Right, and (vi) a commitment by the Certified Buyer to adhere to this Agreement as a condition precedent for the consummation of the acquisition of the Offered Shares, under the terms of Clause 4.8.1 (“Notice of Right of First Refusal”).

4.1.1. Itaú shall only be entitled to exercise the Right of First Refusal provided in this CHAPTER IV, cumulatively, (i) in case of Transfer of the Company’s Control; (ii) after August 9, 2026; and (iii) if there is no regulatory and/or antitrust restriction imposed by a Governmental Authority that is valid on the last Business

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Day of the respective Term for Exercise of the Right of First Refusal, for the acquisition by Itaú of the Company’s Control. Subject to the provisions of this Clause, Itaú will have forty-five (45) additional Calendar Days to the term established in Clause 4.2 to exercise the Right of First Refusal, resulting in a total term of ninety (90)-Calendar Days, to analyze the feasibility of obtaining the Regulatory Approvals for the acquisition of the Company’s Control.

4.1.2. If Itaú decides to exercise its Right of First Refusal and the Regulatory Approvals necessary for the consummation of the operation are denied or not obtained within eighteen (18) months from the date of the Notice of Answer sent by Itaú, XP Controle shall have the right to consider the transaction with Itaú terminated by means of a written notice, and in this case, Itaú will be subject to a compensatory fine equivalent to five percent (5%) of the purchase price described in the Notice of Right of First Refusal, which will be paid by Itaú by means of a wire transfer/electronic transfer of funds, to the Company’s bank account (to be indicated in writing by it), in immediately available funds, within thirty (30)-Calendar Days counted from the receipt of a written notice sent by the Company to this effect. If Itaú fails to timely make such payment, the due amount will be increased by interest at the rate of one percent (1%) per month, calculated pro rata die, counted from the date the payment became due up to the date of its actual payment, as well as a penalty of two percent (2%) of the amount due.

4.1.2.1. In the event of the exercise of the Right of First Refusal above, Itaú and XP Controle must, jointly and within forty-five (45)-Calendar Days from the date of the Notice of Answer sent by Itaú, cooperate in good faith to submit to the applicable Governmental Authorities the necessary requests to obtain the Regulatory Approvals required. If said requests are not submitted within forty-five (45)-Calendar Days as mentioned above because XP Controle prevented the rendering of (or the Company did not provide) reasonable necessary information and/or documents that were requested in writing with sufficient advance, the period of eighteen (18) months referred to in Clause 4.1.2 shall be increased by the number of days of delay for the submission of such requests. For clarification purposes, if such requests are submitted sixty (60)-Calendar Days after the date of the Notice of Answer sent by Itaú due to a cause attributable to XP Controle under the terms set forth above, the term of Clause 4.1.2 shall become eighteen (18) months and fifteen (15)-Calendar Days.

4.2. Exercise of the Right of First Refusal. Subject to the provisions of Clause 4.1.1 above and of CHAPTER III above and of CHAPTER V below, the Offered Shareholders shall be entitled to exercise the right of first refusal for the acquisition of all (and not less than all) Offered Shares for equal or not less favorable conditions (as regards to the

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financial terms of the offer), than those described in the Notice of Right of First Refusal (“Right of First Refusal”). The Right of First Refusal may be exercised by the Offered Shareholders by means of a written notice to the Offering Shareholder, with a copy to the other Offered Shareholders (“Notice of Answer”), sent within forty-five (45)-Calendar Days from the receipt of the Notice of First Offer (“Term for Exercise of the Right of First Refusal”), informing their intention to:

(i)

purchase all, and not less than all, the Offered Shares for a price and under other conditions equal to or not less favorable (as regards to the financial terms of the offer), than those described by the Offering Shareholder in the Right of First Refusal Notice; or

(ii)

waive their Right of First Refusal, it being clear that the following shall be deemed as a waiver of the Right of First Refusal: (a) absence of delivery of the Notice of Answer within the Term for Exercise of the Right of First Refusal, and/or (b) sending a Notice of Answer that does not include the Offered Shareholders’ irrevocable and irreversible obligation (which may be conditioned only to the need of obtaining regulatory approvals, including the BACEN Approval and the CADE Approval, as applicable) to purchase all the Offered Shares under conditions equal to or not less favorable, in financial terms, than those specified in the Notice of Right of First Refusal.

4.3. Offered Shareholders’ Offers. The offer contained in the Notice of Answer shall be firm, irrevocable and irreversible, and may be conditioned only to the need of obtaining regulatory approvals, including the BACEN Approval and the CADE Approval, as applicable. In case more than one Offered Shareholder timely exercise the Right of First Refusal, the Offered Shares shall be sold, free and clear of any Liens, to the Offered Shareholders exercising the Right of First Refusal proportionally to their respective interests in the share capital of the Company, excluding the interests held by the Offering Shareholder and by those Offered Shareholders who have not exercised the Right of First Refusal. In case the Certified Buyer is also a Shareholder, the Offered Shares shall be Transferred to those Offered Shareholders that exercised their Right of First Refusal and to the Certified Buyer proportionally to their respective interests in the total share capital of the Company, excluding the interests held by the other Shareholders.

4.4. Closing of the Right of First Refusal. Within ten (10)-Calendar Days counted from the Term for Exercise of the Right of First Refusal (“Term for Informing the Offered Shareholders”), the Offering Shareholder shall inform the Offered Shareholders who have validly exercised their Right of First Refusal (“Buying Shareholders”) about the number of Offered Shares to be acquired by each of them. Within sixty (60)-Calendar Days counted from the end of the Term for Informing the Offered Shareholders, the Offering Shareholder and the Buying Shareholders shall enter into an agreement (“Right of First Refusal Agreement”) to formalize the terms and conditions for the purchase of the

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Offered Shares, which Shares will be free and clear of any Liens (except for Liens expressly permitted hereunder) (“Transfer of the Right of First Refusal Shares”), reflecting the same conditions provided for in the Notice of Answer. In case the consummation of the Transfer of the Right of First Refusal Shares is not contingent on regulatory approvals, it shall occur simultaneously with execution of the Right of First Refusal Agreement. Otherwise, the Offering Shareholder and the Buying Shareholders shall, within thirty (30)-Calendar Days counted from the execution of the Right of First Refusal Agreement, request the regulatory approvals applicable to the consummation of the Transfer of the Right of First Refusal Shares and consummate the referred Transfer within ten (10)-Calendar Days counted from the time the regulatory approvals are obtained (“Closing of the Right of First Refusal”), without prejudice to the provisions in Clause 4.6.

4.5. Transfer of the Offered Shares to the Certified Buyer. In the event the Right of First Refusal is waived, under the terms of Clause 4.2(ii), by the Offered Shareholders or in case the Closing of the Right of First Refusal doesn´t occur according to the terms of Clause 4.4 above (except as a result of the Offering Shareholder’s default in any obligation), and, in any case, with due regard to the possible exercise of the Tag Along Right by the Offered Shareholders, the Offering Shareholder shall be free to Transfer the Offered Shares to the Certified Buyer, provided that they are transferred under not less favorable conditions (from a financial standpoint), than those specified in the Notice of Right of First Refusal, it being clear that the Offering Shareholder and the Certified Buyer shall, within forty-five (45)-Calendar Days counted from the waiver of the Right of First Refusal or the non-occurrence of the Closing of the Right of First Refusal, as set forth above, enter into an agreement (“Certified Buyer Purchase and Sale Agreement”) to formalize the terms and conditions for the acquisition of the Offered Shares – which shall be free and clear of any Liens (except for the Liens expressly authorized in this Agreement) (“Transfer of the Shares to the Certified Buyer”). In case the consummation of the Transfer of the Shares to the Certified Buyer is not subject to regulatory approvals being obtained, it shall occur simultaneously with the execution of the Certified Buyer Purchase and Sale Agreement. Otherwise, the Offering Shareholder and the Certified Buyer shall, within thirty (30)-Calendar Days counted from the execution of the Certified Buyer Purchase and Sale Agreement, request the regulatory approvals applicable to the consummation of the Transfer of Shares to the Certified Buyer and consummate the referred Transfer within ten (10)-Calendar Days counted from the time the applicable approvals are obtained (“Closing of the Transfer to the Certified Buyer”), without prejudice to the provisions in Clause 4.7. In case the Transfer of Share to the Certified Buyer shall not occur within the above mentioned period, the process for exercise of the Right of First Refusal set forth in this CHAPTER IV shall be restarted.

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4.6. Closing. Notwithstanding the deadlines provided for in Clause 4.4 and in Clause 4.5, respectively, for the consummation of the Transfer of the Right of First Refusal Shares and for the consummation of the Transfer of the Shares to the Certified Buyer, the Parties covenant and agree to cause the consummation of the relevant Transfer of Shares always on the last Business Days of the month. Thus, if the consummation of the Transfers mentioned herein are ready to occur – i.e. are not subject to the fulfilment or verification of any condition – (a) before (and including) the 20th day of any given month, the consummation of the relevant Transfer shall occur on the last Business Day of such month, or (b) after the 20th day of any given month, the consummation of the relevant Transfer shall occur on the last Business Day of the subsequent month.

4.7. Invalidity of the Certified Buyer’s Offer. The stipulation, by the Certified Buyer, of a condition in its offer with the purpose of creating restrictions on the Offered Shareholders that are not provided for in this Agreement or in the Company’s Articles of Association shall be null and void, unenforceable and not binding to the Offered Shareholders or on the Company. For purposes of clarification, nothing in this Clause shall prevent an obligation to indemnify (if any) contained in the Certified Buyer’s offer from being proportionally allocated to the Offered Shareholders.

4.8. Validity of this Agreement. Subject to the provisions of Clauses 3.1.3 to 3.1.5, in case of Transfer of Shares to Certified Buyers and/or Authorized Investors or among Shareholders, this Agreement shall remain in force and effect in all its terms and conditions, with the assignment of this Agreement to such Certified Buyer, Authorized Investor or to another Shareholder, as the case may be, of the Offering Shareholder´s rights and obligations provided for in this Agreement, except in relation to the rights granted to the sole and exclusive benefit of Itaú and GA (intuitu personae) as provided for in this Agreement, which shall not be affected by the Transfer of Shares.

4.8.1. Amendment to the Agreement. In any case, at the date of consummation of a Transfer of Shares to any Certified Buyer, such Certified Buyer shall, prior to and as a precondition to the Transfer of the Offered Shares, unconditionally join and commit itself to adhere to the provisions in this Agreement and to undertake all the obligations stipulated herein, as if it were an original signatory of this Agreement.

CHAPTER V

TAG ALONG RIGHT

5.1. Tag Along Right. Subject to the rules and exceptions set forth in CHAPTER III above, the Offered Shareholders who decide not to exercise their Right of First Refusal, as per Clause 4.2 above, will be entitled to require the Offering Shareholder to include all Shares held by such Offered Shareholders in the Offered Shares to be Transferred to the Certified Buyer, at the same price per Offered Share and under the same terms and conditions as those applicable to the Offering Shareholder´s Offered Shares, including possible price adjustments, deferred payments, obligations to indemnify and earn out as provided for in the Notice of Right of First Refusal (“Tag Along Right”), not being applicable, in this case, the XPC Control Lock-Up even if such Transfer occurs within the XPC Control Lock-Up period.

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5.1.1. The Tag Along Right provided in this CHAPTER V shall only benefit and be exercisable by Itaú in case of a Transfer of the Company’s Control. For the avoidance of doubt, the Tag Along Right of Itaú shall be preserved in case of a Transfer of the Company’s Control in which Itaú cannot exercise its Right of First Refusal. Therefore, even in this case, XP Controle (as the Offering Shareholder) shall deliver to Itaú the Notice of Right of First Refusal (even if Itaú is not entitled to exercise the Right of First Refusal), under the terms of Clause 4.1, to guarantee to Itaú the possibility to deliver its Notice of Tag Along, as provided in Clause 5.2.

5.2. Exercise of the Tag Along Right. The Offered Shareholders who decide to exercise their Tag Along Right (“Selling Shareholders”) shall send, within forty-five (45)-Calendar Days from the receipt of the Notice of Right of First Refusal, a written notice informing the Offering Shareholder of the exercise of the Tag Along Right (“Notice of Tag Along”), which shall imply unconditional acceptance of all the conditions provided for in the Notice of Right of First Refusal, it being understood that the failure to answer within such forty-five (45) Calendar Day period will be deemed as a waiver of the Tag Along Right, and the Offering Shareholder will be entitled to Transfer the Offered Shares under the terms provided for in the Notice of Right of First Refusal, provided that none of the Offered Shareholders have exercised the Right of First Refusal.

5.3. Offered Shares. In the event a Notice of Tag Along has been sent by one or more Offered Shareholders in accordance with this Agreement, the Certified Buyer shall be compelled to purchase, in addition to the Offered Shares, all Shares held by such Offered Shareholders.

5.4. Closing of the Transfer. Subject to Clause 5.5 below, within forty-five (45)-Calendar Days counted from the date the Notice of Tag Along is sent, the Offering Shareholder, the Selling Shareholders and the Certified Buyer shall enter into an agreement (“Tag Along Transfer Agreement”) to formalize the terms and conditions for such Transfer of Shares. If the consummation of said Transfer is not subject to regulatory approvals, the referred Transfer shall occur simultaneously with the execution of the Tag Along Transfer Agreement. Otherwise, the Offering Shareholder, the Selling Shareholders and the Certified Buyer shall, within thirty (30)-Calendar Days from the execution of the Tag Along Transfer Agreement, request the regulatory approvals applicable to the consummation of the Transfer of the Tag Along Shares and consummate said Transfer within ten (10)-Calendar Days from the time the applicable approvals are obtained (“Closing of the Tag Along Right”), without prejudice to the provisions in Clause 5.5.

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5.5. Notwithstanding the deadlines provided for in Clause 5.4 for the consummation of the Transfer of the Right of the Tag Along Shares, the Parties covenant and agree to cause the consummation of the relevant Transfer of Shares always on the last Business Days of the month. Thus, if the consummation of any such Transfer mentioned herein is ready to occur – i.e. are not subject to the fulfilment or verification of any condition – (a) before (and including) the 20th day of any given month, the consummation of the referred Transfer shall occur on the last Business Day of such month, or (b) after the 20th day of any given month, the consummation of the referred Transfer shall occur on the last Business Day of the subsequent month.

5.6. Costs. If the Tag Along Right is exercised, all costs and expenses effectively incurred in the preparation and execution of the Transfer of Shares, including attorneys´ and professional´s fees, provided that previously approved in writing by the Offering Shareholder, will be borne by the Selling Shareholders and by the Offering Shareholder proportionally to their respective equity interest in the Transferred Shares. If the Tag Along Right is not exercised, the costs and expenses will be fully borne by the Offering Shareholder.

CHAPTER VI

SHAREHOLDERS´ MEETINGS

6.1. Company´s Shareholders´ Meetings. The annual shareholders’ meetings shall be held within the first four (4) months following the end of the fiscal year, and the extraordinary shareholders’ meetings (“Shareholders’ Meeting”) shall be held whenever and to the extent that the Company´s business so require. The resolutions of a Shareholders’ Meeting, except for the special matters as provided by Law or in the Company’s Articles of Association or in this Agreement, shall be approved by Shareholders representing the majority of the Company’s voting share rights present at the Shareholders’ Meeting.

6.1.1. Shares Voting Rights. The Company’s share capital is divided into Class A Shares and Class B Shares. Each Class A Share will be entitled to one (1) vote, and each Class B Share will entitled to ten (10) votes in the resolutions of the Company’s Shareholders’ Meeting.

6.2. GA’s Vote. Subject to the provisions in this Agreement, GA, or its relevant nominee in the Board of Directors, shall have veto rights in any of the matters set forth below with respect to the Company and its Controlled Companies (except as otherwise provided for in this Clause), provided that such veto right must be justified, exercised in the best interest of the Company and by means of a written notice:

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(a) Entry into, by the Company and/or its Controlled Companies, of a joint venture with other companies, merger, spin-off, incorporation, acquisition, partnership, profit sharing agreements or sale, by the Company, of assets that, in any case, exceeds thirty-three point thirty-three percent (33.33%) of the Company’s gross revenue in the last twelve (12) months;

(b) Annual investments (CAPEX), either individually or in the aggregate, by the Company or by the Controlled Companies, not provided for in the Annual Budget and in an amount that exceeds by more than ten percent (10%) of the Company’s consolidated annual gross revenue;

(c) Any corporate restructuring involving the Company or the Controlled Companies that adversely impacts the value of GA’s interest in the Company;

(d) Granting or borrowing of loans and guarantees by the Company or by the Controlled Companies, in an amount that, if considered individually or in the aggregate, exceeds the equivalent of fifty percent (50%) of the Annual Consolidated EBITDA calculated based on the last audited balance sheet, except for loans borrowed and guarantees granted in the ordinary course of business of the Company and/or its Controlled Companies;

(e) Distribution of dividends in an amount that exceeds fifty (50%) of the Company’s net profit in a given year, after the legally required adjustments;

(f) Increase of the share capital of the Company or its Controlled Companies through the issuance of new shares, whenever the issuance price of the shares considers a valuation of the Company lower than three billion, one hundred and fifty million Reais (R$ 3,150,000,000.00), adjusted by the IGP-M as of May 25th, 2016, except in case of sale to employees, managers or collaborators that participate in the Company’s or in its Controlled Companies’ activities and/or businesses, as a form of incentive and/or reward for the achievement of goals and/or results, whenever approved by the Company’s Board of Directors and up to a total limit of five percent (5%) of the Company’s share capital and/or of its Controlled Companies, as the case may be;

(g) Transactions involving, on the one hand, the Company or its Controlled Companies and, on the other, XP Controle, or any other Companies directly or indirectly controlled by XP Controle (except the Company and its Controlled Companies), its respective direct or indirect Controlling shareholders, or their spouses and 1st and 2nd degree relatives, any managers of the Company or of its Controlled Companies or their spouses and 1st and 2nd degree relatives, and/or any direct or indirect Controlled of the Company, of such persons (“Related Parties”), except for transactions in which the Related Parties (a) act as clients of the Company and/or of its Controlled Companies in transactions carried out in the regular course of business of the Company and/or its Controlled Companies; (b)

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are investment financial advisors (agentes autônomos) hired by XP CCTVM; (c) are Companies directly or indirectly Controlled by the Company; and (d) receive shares or securities convertible into shares issued by the Company and/or its Controlled Companies, as employees, managers or associates who participate in or come to participate in the activities and/or business of the Company and/or its Controlled Companies, as a form of incentive and/or reward for the achievement of goals and/or results, whenever approved by the Company’s Board of Directors and up to a total limit of five percent (5%) of the share capital of the Company and/or its Controlled Companies, as the case may be, provided that, in any case, the transactions are carried out in the regular course of business of the Company and/or its Controlled Companies and in commutative conditions, in due compliance with market practices;

(h) Alteration or amendment to the Company’s Articles of Association or By-laws, as applicable, of its Controlled Companies that have a material adverse effect on the rights granted to GA under the terms of this Agreement;

(i) Redemption of shares or reduction of the share capital of the Company and/or of its Controlled Companies that result in a return of capital to the Shareholders of the Company and/or of its Controlled Companies, except to the extent necessary to redeem shares granted in incentive or compensation plans for employees or associates of the Company and/or of its Controlled Companies in the event of termination of their relationship with the Company and/or with its Controlled Companies.

(j) Sale, lease, rent, abandonment or other disposition by the Company and/or its Controlled Companies of a client portfolio and technology platform that has a material adverse effect on the activities of the Company and/or of its Controlled Companies; and

(k) Sale, assignment, transfer or license of any Intellectual Property rights held by its Controlled Companies, which has a material adverse effect on the activities of the Company and/or of its Controlled Companies.

6.2.1. GA shall only be allowed to exercise the vetos provided for in items (a) and (b) until the complete implementation of the Second Acquisition, as provided for in the Stock Purchase Agreement. In any case, the veto rights provided in this Clause 6.2 will cease to have effects, automatically and regardless of any amendment to this Agreement, in case GA holds less than 176.382.406 shares of the Company duly adjusted to reflect any consolidation and/or subdivision and/or similar transaction carried on by the Company that results in a change in the number of Shares of the same class held by every Shareholder of the Company, being altered in the same way and the same proportion, in any case, other than a

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Transfer of Shares by such Shareholder. Except for the veto rights provided for in items (a), (d) and (f) which are granted to the sole and exclusive benefit of GA (intuitu personae), the veto right and the exercise rules provided herein shall be mutatis mutandis applicable to the Authorized Investors that acquires the GA Free Shares, as provided in Clause 3.1.4(ii), and/or to Certified Buyers who acquire the GA Shares pursuant to Clause 3.1.5.1(ii), provided that none of the respective Shares acquired are subsequently Transferred by them.

6.3. Itaú’s Vote. Subject to the provisions in this Agreement, Itaú, or its relevant nominee in the Board of Directors, shall have veto rights in any of the matters set forth below with respect to the Company and its Controlled Companies (except as otherwise provided for in this Clause), provided that such veto right must be justified, exercised in the best interest of the Company and by means of a written notice:

(a) Distribution of dividends in an amount that exceeds fifty (50%) of the Company’s net profit in a given year, after the legally required adjustments;

(b) Modification of the accounting policies and practices used by the Company and/or by its Controlled Companies, except as required by applicable Law;

(c) Substitution of the Company’s or XP Investimentos’ Independent Auditor before the end of its term of office;

(d) Unjustified dismissal of the Chief Executive Officer or of the Chief Financial Officer of the Company and/or of XP Investimentos;

(e) Unjustified dismissal of the internal auditor;

(f) Approval of the global annual compensation of the Chief Executive Officer or of the Chief Financial Officer of the Company and/or of XP Investimentos;

(g) Creation, modification and/or termination of the Company’s and/or of XP Investimentos’ stock option policy or any kind of long term incentive plan granted to executives of the Company;

(h) Amendment or change to the Company’s Articles of Association that causes an adverse effect on the economic and political rights granted to Itaú under the terms of this Agreement, including the creation of new classes of Shares;

(i) Change in the number of members and/or powers granted to the Board of Directors of the Company, except if such change is required to assure that XP Controle shall elect the majority of the members of the Board of Directors, as provided in Clause 7.4;

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(j) Redemption of shares of the Company’s or of the Controlled Companies share capital that results in a return of capital to the Shareholders of the Company and/or of its Controlled Companies, except to the extent necessary to redeem shares granted under incentive or compensation plans to employees or associates of the Company and/or of its Controlled Companies in the event of termination of their relationship with the Company and/or its Controlled Companies;

(k) Provided that it exceeds thirty-three point thirty-three percent (33.33%) of the Company’s gross revenue for the last twelve (12) months, any transaction whereby the Company and/or its Controlled Companies enter into any of the following: an association agreement with other companies, merger, spin-off, consolidation, acquisition, partnership, profit-sharing agreements, or the sale of assets by the Company or by the Controlled Companies;

(l) Notwithstanding anything in the contrary herein, the Transfer and/or issuance to Persons other than the Company of any shares or other convertible securities of XP Investimentos by the Company;

(m) Entering into any agreement that is material for the Company’s business, in which the Company or its Controlled Companies grant exclusivity to third parties or any agreement creating non-compete obligations for the Company or its Controlled Companies;

(n) Transactions involving, on the one hand, the Company or its Controlled Companies and, on the other hand, any government body and/or any Related Parties and/or GA, other than transactions in which the Related Parties (a) act as clients of the Controlled Companies in transactions carried out in the normal course of business of the Company and/or of its Controlled Companies; (b) are investment financial advisors (agentes autônomos) hired by XP CCTVM in transactions carried out in the normal course of business; (c) are Controlled Companies; and (d) receive shares or securities convertible into shares issued by the Controlled Companies, as employees, managers or associates who participate or come to participate in the activities and/or business of the Company and/or of its Controlled Companies, as a form of incentive and/or reward for the achievement of goals and/or results, whenever approved by the Company’s Board of Directors and up to a total limit of ten percent (10%) of the capital stock of XP Gestão and five percent (5%) of the capital stock of the other Controlled Companies, as the case may be; provided that, in any of the cases above, the transactions are carried out in the normal course of business of the Company and/or of its Controlled Companies, and under commutative conditions, with due regard to the market practices;

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(o) Changes in the Company’s and/or Controlled Companies line of business activities, except those related to commercial banking, investment banking, foreign exchange and insurance business;

(p) Sale or modifications in the relevant brands held by the Company and/or by its Controlled Companies, except due to graphic or visual modifications without change of the name;

(q) Capital expenditure investments (CAPEX), in an individual or aggregated manner, by the Company or by its Controlled Companies, not provided for in the Annual Budget and in an amount that is higher than five percent (5%) of the Company’s consolidated gross revenues for the last twelve (12) months;

(r) Entering into commercial agreements by the Company or its Controlled Companies with an individual value, by service provider, that exceeds five percent (5%) of the Company’s consolidated gross revenue for the last twelve (12) months, except in relation to distribution agreements executed with investment financial advisors (agentes autônomos), compensated on a commission basis;

(s) Granting or borrowing of loans and granting of guarantees, by the Company or its Controlled Companies, in an amount that, either separately or in the aggregate, exceeds the value equivalent to three (3) times the Consolidated Annual EBITDA calculated based on the latest audited balance sheet, except for loans borrowed and guarantees granted in the regular course of business of the Company and/or of its Controlled Companies;

(t) Granting of guarantees to third parties’ benefit out of the regular course of business in an amount in excess of R$5,000,000 (five million Reais), annually adjusted as from August 31st 2018 by one hundred percent (100%) of the interest rate of the certificado de depósito interbancário, calculated by the certificado de depósito interbancário’s daily average designated “Taxa DI – operações extra grupo”, expressed in an annual percentage, based on a year of two hundred and fifty-two (252) days, published daily by CETIP—Câmara de Custódia e Liquidação ;

(u) Sale of treasury Shares by the Company and/or sale of treasury shares of XP Investimentos by itself; and

(v) Dissolution or liquidation of the Company and/or of its Controlled Companies, file for judicial reorganization or bankruptcy, as well as the approval of an out-of-court reorganization plan for the Company and/ its Controlled Companies;

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6.3.1. The Parties agree that any and all proposals involving any type of transaction described in item (k) of Clause 6.3 above shall be discussed by the Company´s Board of Directors, and if the members of the Board of Directors nominated by Itaú veto such transaction, the relevant members shall present a written and reasonable justification in connection with such veto – provided that the interest of Itaú in the same business or in the acquisition of the same asset, for example, shall not be considered a reasonable justification – and Itaú shall not be permitted to negotiate or conclude such transaction for a period of twenty four (24) months. In addition, should the Company and Itaú be interested in the same business opportunity, Itaú shall disclose such information to the Board of Directors in the first opportunity and abstain from voting in resolutions in connection with such business opportunity at any corporate level of the Company. Such transaction may be approved or rejected by the other Shareholders or their nominees at the Board of Directors, as applicable. In addition, Itaú, as a Shareholder, or any of its nominees in the Board of Directors, shall not have access to any information in connection with the business opportunity and, in case it had access to such information before disclosing its interest on the business to the Board of Directors, Itaú undertakes not to permit its use under any circumstance.

6.3.2. Itaú’s veto rights provided in items (d), (f), (m) and (r) of Clause 6.3 above shall only be exercisable as from August 9, 2033. In any case, Itaú shall lose the veto rights provided for in (i) in items (d), (f), (m), and (r), automatically and regardless of any amendment to this Agreement, if Itaú holds less than the Minimum Amount of Shares, and (ii) in relation to the remaining items of Clause 6.3, they will no longer be applicable, automatically and regardless of any amendment to this Agreement, if Itaú holds less than the Minimum Total Percentage. In addition, the veto rights provided for in items (d) and (f) are to the sole and exclusive benefit of Itaú (intuitu personae) and shall not benefit any Certified Buyer that acquires Itaú’s shares.

6.4. The vote of the members of the Board of Directors shall always be exercised in the best interest of the Company. The eventual exercise of GA’s or Itaú’s veto rights pursuant to the terms of this Agreement shall always be exercised together with a written and reasonable justification containing a reasoning for the veto on the relevant matter. Pursuant to the rules to hold a General Meeting or a Board of Directors Meeting, GA’s and/or Itaú’s absence or abstention to vote, as the case may be, either at the Shareholders or at the Board of Directors level, shall not prevent the approval of the matters indicated on Clauses 6.2 and 6.3 above as from the second calling of the applicable meeting.

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6.5. Corporate Documents. Schedule 6.5 contains a true and complete form of the Company’s Articles of Association. The By-laws and/or Articles of Association of the Controlled Companies shall be amended, as the case may be, in order to conform their provisions to the provisions of this Agreement. Such amendments will be submitted to the approval of the Central Bank of Brazil when applicable.

6.6. Cooperation. The Company will endeavor best efforts to cooperate in good-faith and to provide documents and information as reasonably requested by Itaú with respect to any transaction carried out by the Company, directly or indirectly through its subsidiaries, that results in a new or an increased equity ownership by the Company in any other company in Brazil or abroad, in order to comply with Resolution No. 2,723/2000 from the National Monetary Council of Brazil.

CHAPTER VII

MANAGEMENT

Section I – General Provisions

7.1. Management of the Company. The Company will be managed by a Board of Directors and by a Board of Officers, with such powers as are conferred by the applicable law and in accordance with the Company’s Articles of Association.

7.2. Taking of Office. The members of the Board of Directors and the Executive Officers of the Company will take office in accordance with the Company’s Articles of Association and applicable Law, and will be subject to the requirements, impediments, duties, obligations and responsibilities set forth in applicable Law, and will remain in office until the election and taking of office of their successors.

7.3. Management of the Company’s Subsidiaries. The management of the Controlled Companies shall reflect, as applicable, the terms of this Agreement regarding the composition of the management bodies and the manner in which the managers and their respective powers and assignments are indicated. The Controlled Companies since now agree to take all necessary actions to ensure that the management of the Controlled Companies is adapted and reflects all the terms of this Agreement.

Section II – Board of Directors

7.4. Composition of the Company’s Board of Directors. Subject to Clause 7.4.4, the Company’s Board of Directors will be formed by up to thirteen (13) members, elected and removed at any time by the Shareholders’ Meeting, according to the following provisions:

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(a)

As long as XP Controle holds XPC Control Shares, (a.1) XP Controle shall be entitled to nominate (and replace, at any time, at its sole discretion) seven (7) members and their respective alternates, and (a.2) Itaú shall be entitled to nominate (and replace, at any time, at its sole discretion), (i) two (2) members and their respective alternates (or three (3) members if and when the provisions of Clause 7.4.2 becomes applicable), while it holds at least 15% of the Company’s voting rights, (ii) one (1) member and his/her respective alternate (or two (2) members if and when the provisions of Clause 7.4.2 becomes applicable) in case Itaú’s voting rights falls below 15%, and (iii) no member to the Board of Directors in case Itaú’s voting rights falls below 5%. In case XP Controle holds less than the XPC Control Shares, Itaú and XP Controle shall exercise their respective voting rights and nominate as many Directors as possible, according to their respective proportion of voting interest.

(b)

GA shall be entitled to nominate (and replace, at any time, at its sole discretion) one (1) member and its respective alternate. In case GA’s equity in the Company’s total share capital falls below 5%, GA shall no longer be entitled to nominate any member to the Board of Directors. In addition, upon occurrence of the event described in Clause 8.4.5 and for as long as it lasts, GA’s right to nominate one (1) member to the Board of Directors of the Company shall cease to be applicable and Itaú shall then have the right to nominate one (1) additional member.

(c)

As long as required by Law, the Company’s Board of Directors will also have three (3) Independent Directors who will, necessarily, be members of the Audit Committee and will be nominated as provided in Clause 7.15.

7.4.1. The Shareholders shall vote in the Company’s Annual Meetings in order to elect as members of the Board of Directors those individuals nominated by GA, by XP Controle and by Itaú, according to the terms set forth above. If any Shareholder wishes to exercise its right to nominate or replace a member of the Board of Directors as provided for above, such Shareholder shall request a Shareholders’ Meeting to be convened, in which case the Company and the Shareholders shall cause such meeting to be called within ten (10)-Calendar Days following such request. In addition, XP Controle agrees to consider, in good faith, the nomination of an Independent Director to act as Chairman of the Company’s Board of Directors, but this shall not be an obligation of XP Controle. In the event that nomination of Independent Directors is required by Law, and XP Controle holds at least the XPC Control Shares, the composition of the Board of Directors shall be adjusted to the extent necessary to ensure that (i) XP Control will always keep the right to elect the majority of the members of the Board of Directors and (ii) the remaining Shareholders will, to the best extent possible, have the right to elect a number of Directors in the same proportion as provided in Clause 7.4.4, provided that the Independent Directors shall not be considered as being included in such composition .

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7.4.2. In case a Transfer of Shares is implemented by GA, resulting (i) in the Transfer of one hundred percent (100%) of the GA Free Shares to Authorized Investors (with full payment of the correspondent purchase price), as provided in Clause 3.1.4(ii); and/or (ii) in the Transfer of one hundred percent (100%) of the Shares held by GA to Authorized Investors and/or Certified Buyers (with full payment of the respective purchase price), as provided in Clause 3.1.5.1(ii), such Authorized Investors and/or Certified Buyers, as the case may be, shall acquire the right to nominate and replace one (1) member of the Board of Directors, provided, however, that the Board of Directors shall have its composition increased, in order to keep the same representation proportion of the Shareholders, as provided in this Clause 7.4 and ensure that XP Controle, while it holds at least the XPC Control Shares, will preserve the right to nominate the majority of the members of the Board of Directors. In the event that the same Authorized Investor(s) or Certified Buyer(s) is granted the right to nominate and replace, in separate vote, two (2) members of the Board of Directors due to the acquisition of one hundred percent (100%) of the GA Free Shares pursuant to Clause 3.1.4(ii) and/or one hundred percent (100%) of the Shares held by GA, in accordance with Clause 3.1.5.1(ii), the Board of Directors shall have its composition increased in a way that Itaú becomes entitled to elect and replace at any time, in separate vote, 3 members, and XP Controle keeps the right to nominate the majority of the members of the Board of Directors, as long as XP Controle holds at least the XPC Control Shares. In other cases, including the sale of all the Shares of GA, in the context of or following the IPO, XP Controle shall, as long as XP Controle holds at least the XPC Control Shares, retain the right to nominate and replace, at any time, in separate vote, 7 members, and Itaú shall have the right to nominate and substitute, for as long as it holds at least 15% of the Company’s voting rights, 3 members, as well as their respective alternates, if any, and may, at the discretion of each of the aforementioned Shareholders, elect independent members.

7.4.3. In the event that new shareholders are admitted to the Company and if such shareholders have legal prerogative to nominate members to the Company’s Board of Directors and intend to exercise such right at a Shareholders’ Meeting, the Shareholders hereby agree to exercise their voting rights to approve the increase in the number of members of the Company’s Board of Directors, if necessary, in order to ensure the representation of such third parties and to maintain, as far as possible, the same proportion of Shareholders´ representation set forth in Clause 7.4.4, it being understood that, while XP Controle holds at least the XPC Control Shares, XP Controle will be assured the right to nominate the majority of the members to the Board of Directors.

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7.4.4. In any case that the Board of Directors is not required by Law to have Independent Directors, and XP Controle holds at least the XPC Control Shares and Itaú and GA hold shares representing the minimum percentages provided for in items “a” and “b” of Clause 7.4 above, the Shareholders shall adjust the composition of the Board of Directors to a total of seven (7) members, out of which (a) XP Control will be entitled to appoint four (4) members, (b) Itaú will be entitled to appoint two (2) members, and (c) GA will be entitled to appoint one (1) member. In this case, the remainder provisions of this Clause 7.4 shall continue to apply mutatis mutandis.

7.5. Substitution in case of Resignation, Permanent Impediment or Dismissal. In event of permanent impediment, resignation or removal of any of the members of the Board of Directors nominated by any of the Shareholders during the term of office for which he/she has been elected, the Shareholder that appointed such member to the Board of Directors will be entitled to nominate his/her substitute, and the remaining Shareholders agree to take such action as necessary to effect the respective election.

7.6. Substitution in the event of Absence or Temporary Impediment. In case of temporary impediment or absence, the member of the Board of Directors who is temporarily impeded or absent may nominate another member of the Board of Directors or an alternate member to vote on his behalf at Board of Directors’ meetings.

7.7. Term of Office. The term of office for the members of the Board of Directors will be of two (2) years and reelection shall be permitted.

7.8. Meetings of the Board of Directors. The Board of Directors of the Company and/or of its Controlled Companies, as applicable, shall meet every three (3) months, in accordance with the annual calendar to be approved by the Board of Directors at the first meeting of each year, regardless of any call, or, extraordinarily, whenever necessary. Extraordinary meetings of the Board of Directors shall be called by its chairman, his alternate or any members of the Board of Directors, at least eight (8)-Calendar Days in advance and with the presentation of the agenda of the matters to be dealt with and presentation of the relevant documents. At first call, the meetings of the Board of Directors shall be installed with the presence of the majority of its members, provided that one (1) member appointed by GA and one (1) member appointed by Itaú are present. If this quorum is not reached, the meeting shall be called once again at least five (5)-Calendar Days in advance, with a written communication to be sent to the members of the Board of Directors, and in the second call, the meeting may be installed with the presence of any number of members of the Board of Directors. The resolutions of the Board of Directors, with due regard to the vetoes indicated in Clauses 6.2 and 6.3 above, shall be taken by majority vote of the members present. Meetings may be held by teleconference, videoconference or other means of communication, and the participation will be considered as personal presence at said meeting. The members of the Board of Directors who participate remotely in the meeting of the Board of Directors shall express their votes by means of a letter, facsimile or electronic mail that unequivocally identifies the sender.

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7.9. Incumbency of the Board of Directors. Without prejudice to other matters that fall under the incumbency of the Company’s Board of Directors as provided for in applicable Law and in the Company’s Articles of Association, the Board of Directors shall:

(i)	Approve the Business Plan of the Company, which shall cover all its businesses and the business of its Controlled Companies;

(ii)	Approve the Annual Budget for the Company, which shall cover its Controlled Companies;

(iii)

Approve transactions related to the Company and/or its Controlled Companies entering into association with other companies, merger, spin-off, incorporation, partnership, profit sharing agreements, or, further, acquisition or sale of any assets that are similar to such transactions.

7.9.1. Each of the Parties undertake to cause the members of the Board of Directors appointed by them, to consider, in good faith, all reasonable recommendations in writing issued by the Audit Committee. The Board of Directors shall, after consultation with the Company’s Independent Auditor, reasonably justify in writing the reasons for not following a written recommendation of the Audit Committee.

7.10. Business Plan. The business plan of the Company will be prepared by the Board of Officers and submitted to the Company’s Board of Directors for approval, which shall contain, in general terms, guidelines for strategies and direction of the Company’s and of its Controlled Companies’ businesses, comprising the period of five (5) future years and including the definition of CAPEX (“Business Plan”).

7.11. Annual Budget. The annual budget of the Company shall be prepared by the Board of Officers and submitted to the Board of Directors’ approval, and shall contain, on a monthly basis, (i) a detailed plan of operations of the Company and its Controlled Companies; (ii) comments from the Directors and Executive Officers; and (iii) the individual and consolidated balance sheet, income statement, and projected cash flow, containing details of value, nature and term for each item of revenue, expense or CAPEX (“Annual Budget”).

7.11.1. The members of the Board of Directors shall be invited to take part in the discussions related to the preparation of the Annual Budget by the Board of Officers, prior to the submission thereof to the Board of Directors of the Company for approval.

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Section III – Board of Officers

7.12. Composition of the Board of Officers. The Company’s Board of Officers shall be made up of three (3) to ten (10) members, one (1) of them being the Chief Executive Officer, one (1) the Chief Financial Officer, and the others Officers with no specific designation, elected and dismissible at any time by Board of Directors.

7.12.1. Based on the unequivocal knowledge of Itaú in relation to any of the following events, duly evidenced, Itaú shall have the right to request that the Board of Directors remove GB and/or the current Chief Financial Officer (“CFO”), prior to the expiration of their terms of office at the time, and the election of the substitute(s) may only be performed when the new Chief Executive Officer and/or the new CFO appointed by XP Controle is not subject to opposition (which must be justified in writing and in the best interest of the Company) of Itaú:

(a)

with respect to GB and/or the CFO (i) imprisonment (even if a judgment of first (1st) instance is pending, but in this case as long as GB and/or the CFO is detained for more than thirty (30)-Calendar Days), due to fraud, robbery, theft, forgery, money laundering, misappropriation, illicit enrichment or corruption; (ii) in any case, acts or omissions related to their duties as manager, resulting from willful misconduct, that are not subject to cure, are determined by a final and unappealable decision and that cause a material adverse effect on the Company and/or in Itaú; or

(b)

in relation to GB and/or the CFO, disability or incapacity that disqualifies either of them from performing the duties corresponding to his positions as Officers for a period of at least three (3) consecutive months (“Restriction to the Exercise of Office”). The Restriction to the Exercise of the Office will be characterized from the obtaining of attestation, as requested by Itaú, issued by a medical professional of unimpaired reputation to be appointed by the Board of Directors for the examination (which cannot be unjustifiably denied by GB and/or the CFO or by whom is responsible for any of them at the time), once the period mentioned above has expired, confirming the medical impossibility of the immediate return of GB and/or the CFO to his duties as Officer.

7.12.2. Itaú’s right of opposition provided in Clause 7.12.1 may also be exercised in relation to the respective substitute(s) of GB and/or the CFO, in case of (a) death of GB and/or the CFO (b) voluntary resignation from the exercise of his/their position in the Company’s management.

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7.12.3. If the Chief Executive Officer, within a period of four (4) consecutive years, achieves a final score of “Insufficient” in the Performance Evaluation for three (3) years (consecutive or not), Itaú shall have the right to request the Board of Directors to dismiss him during his current term of office, and the election of his/her substitute may only take place when the new Chief Executive Officer appointed by XP Controle is not subject to opposition (which must be justified in writing and in the best interest of the Company).

7.13. Term of Office. The term of office of the Company´s Executive Officers will be of two (2) years, reelection being permitted.

Section IV – Committees

7.14. Committees. The Company shall have, among other committees determined by the Board of Directors, the following committees: (i) Audit Committee; and (ii) People and Compensation Committee. The current committees have, and the future committees, if created, will have, a merely advisory function (and not a decision-making or executive function), and shall present to either the Board of Officers or the Board of Directors, as applicable, the result of their works, suggestions and recommendations concerning the evaluated issues.

7.14.1. GA and Itaú, each one, will have the prerogative of appointing one of the members to participate in each committee that may be created as set forth in Clause 7.14, with the due regard to Clause 7.15.1, from among experienced professionals with renowned reputation.

7.15. Audit Committee. The Company’s Audit Committee will be governed by the Company’s Articles of Association and by its internal charter, and shall, among other duties, supervise the internal policies and practices of the Company and advise the Board of Directors in regard to the adoption of, and/or changes in, its financial and accounting principles, practices or methods. The Company’s Audit Committee has an advisory role to the Board of Directors and its recommendations are not binding other than as required by the rules of the stock exchange and the SEC.

7.15.1. The Company’s Audit Committee shall be made up of three (3) members, who, as long as required by Law, will also be Independent Directors and will be appointed by the Shareholders as follows:

(i)

for as long as Itaú holds at least the Minimum Amount of Shares, Itaú will have the right to appoint two (2) members to the Company’s Audit Committee, including its Chairman, who will also be members of the Board of Directors in the capacity of Independent Directors (in addition to

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the two (2) members already nominated by Itaú under Clause 7.4(b)), as long as it is required by Law. If Itaú’s interest in the Company is reduced in relation to the abovementioned, Itaú shall have the right to appoint only one (1) member of the Audit Committee, for as long as it holds at least the Minimum Total Percentage. The rights provided for in this Clause are to the sole and exclusive benefit of Itaú (intuitu personae), however, the Certified Buyer who acquires Itaú Shares in a Private Sale shall have the right to appoint one (1) member of the Audit Committee who will also be member of the Board of Directors in the capacity of Independent Director as long as it is required by Law, provided that it acquires and maintains at least the Minimum Amount of Shares;

(ii)

XP Controle will have the right to appoint one (1) member of the Company’s Audit Committee, who will also be member of the Board of Directors in the capacity of Independent Director, as long as it is required by Law (in addition to the seven (7) members already nominated by XP Controle under Clause 7.4(a);

(iii)	GA will have the right to appoint one (1) observer to the Audit Committee, who may participate in the Audit Committee’s meetings without voting rights.

7.15.2. In the event the composition of the Audit Committee is increased to more than three (3) members, (i) Itaú will have the right to appoint the majority of its members, and XP Controle will have the right to appoint the remaining members, in any case, from among independent and experienced professionals with indisputable reputation and who meet the requirements set forth in the rules of the Stock Exchange and the SEC. In this case, and as long as required by Law, the number of members of the Board of Directors shall be adjusted according to the provisions of Clause 7.4.1.

7.16. People and Compensation Committee. The People and Compensation Committee will be governed by the Company’s Articles of Association and by its internal charter, and, among other duties, shall discuss on: (i) remuneration plans, (ii) promotions, (iii) career plans, (iv) attracting and retention policies, and (v) the performance of the Chief Executive Officer. The Company’s People and Compensation Committee has an advisory role to the Board of Directors and its recommendations are not binding.

7.16.1. Itaú will have the right to appoint a number of members of the People and Compensation Committee compatible with its representativeness in the voting share capital of the Company, being certain that Itaú may indicate, at least, one (1) member to the People and Compensation Committee of the Company, while holding at least the Minimum Total Percentage. In all cases, the members will be

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appointed by Itaú from among experienced professionals with indisputable reputation. The majority of the members of the People and Compensation Committee shall be appointed by XP Controle, from among experienced professionals with indisputable reputation. The internal regulation of the People and Compensation Committee shall assure its members the right to request the convening of meetings and present subjects and topics to be included in the meeting guidelines.

7.16.2. The People and Compensation Committee shall be responsible for the performance evaluation of the Chief Executive Officer (“Performance Appraisal”), which shall be carried out every year, within the period established for the Ordinary General Meeting of Shareholders, through a process (to be timely prepared and formalized by the Personnel and Compensation Committee) that considers, among other factors: (i) the Company’s financial performance; (ii) the adequate involvement of the Board of Directors in matters of its competence; and (iii) the stimulation and practice of a high performance culture. The Performance Evaluation will result in the attribution of a note to the Chief Executive Officer according to the following criteria: “Excellent”, “Good”, “Fair” or “Insufficient”.

Section V – Internal Auditor

7.17. While Itaú holds at least the Minimum Amount of Shares, Itaú shall be entitled to appoint the Company’s internal auditor, who shall report to the Chief Executive Officer and to the Audit Committee. His duties shall be to (i) establish and implement the annual audit plan for the Company and its Controlled Companies, (ii) evaluate the risk management, control and governance processes of the Company and of its Controlled Companies, (iii) evaluate the accounting policies and practices adopted by the Company and by its Controlled Companies, (iv) interact with the independent audit firm with respect to the auditing of the financial statements of the Company and of its Controlled Companies, and (v) supervise the compliance with the internal control rules of the Company and of its Controlled Companies.

CHAPTER VIII

ADDITIONAL OBLIGATIONS OF THE PARTIES

8.1. Audit. The financial statements of the Company and of its Controlled Companies shall be always prepared in the manner provided for in the applicable Law and according to the International Financial Reporting Standards (IFRS), and shall be audited by an audit firm selected under the terms of this Agreement.

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8.2. Access to Information. The Company will keep, and XP Controle will cause that the Company and its Controlled Companies to keep, appropriate accounting ledger and records, which shall have full and accurate records, in all their significant aspects, and be made in regard to their business operations in conformity with an accounting system determined and managed according to the International Financial Reporting Standards (IFRS), and all the appropriate provisions and reserves shall be entered in their accounting ledger as required by the applicable laws. During the effective term of this Agreement, XP Controle will take all measures to make that the Company provide GA and Itaú with:

(i)

as soon as available, but in all events within one hundred twenty (120)-Calendar Days as of the closing of each fiscal year, yearly consolidated and audited financial statements of the Company and its Controlled Companies, prepared by an audit firm, together with the respective cash flows and with the audit firm’s letter to the Company and any written reply related thereto and a conciliation with the accrued monthly accounts presented in the previous fiscal year;

(ii)	as soon as available, but in any event within forty-five (45)-Calendar Days as of the closing of each quarter, non-audited quarterly financial statements of the Company and its Controlled Companies;

(iii)

as soon as available, but in any event within twenty-five (25)-Calendar Days after the end of each month, a monthly financial statement with consolidated information signed by the person in charge, including (a) trial balance sheet, income statements and cash flows; (b) cash flow estimate for the following three (3) months; (c) CAPEX statement; (d) comparison of the actual performance versus budget and previous year’s financial result; and (e) comments on the prospects;

(iv)

at least fifteen (15)-Calendar Days before the beginning of a fiscal year, the consolidated Annual Budget of the Company and its Controlled Companies approved by the Board of Directors and any review approved by the Board of Directors, within at most five (5)-Calendar Days after the review is approved;

(v)

as soon as available, but in any event within twenty-five (25)-Calendar Days after the end of each month, other information related to the activities, business, plans and prospects of the Company and its Controlled Companies that may be reasonably requested by GA and Itaú; and

(vi)

as soon as it comes to the management’s knowledge: (a) any significant information it has in relation to facts that are not in the public domain, which materially affect or may affect the business, the financial position and the prospects of the Company or the Controlled Companies or the compliance with material contractual obligations, by the Company or the Controlled Companies; (b) any information it has of third parties interested in acquiring shares or assets of the Company or the Controlled Companies and subsequent developments of possible negotiations; (c) details of significant contingencies, whether

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materialized or not, outside the ordinary course of the business; (d) any information it has of facts that may result in nonperformance of this Agreement; and (e) any material variation between a significant item of the Annual Budget and the effective amount involved, except where such variation is identified in the monthly statement referred to in item (iii) above.

8.2.1. The Parties hereby agree that GA and Itaú may, regardless of notice or the other Shareholders’ consent, disclose any information referred to in Clause 8.2 above as well as any other information to which they may have access as a consequence of the provisions in this Agreement, any other regulation or applicable law (“Information”) exclusively to (i) any of their respective Affiliates; and/or (ii) any of their respective employees, agents, funders, direct or indirect investors and/or potential investors, provided that, cumulatively, (a) GA and Itaú assume responsibility for the confidentiality of the conveyed Information and for Losses the disclosure of such Information by such Persons may cause to the Company and/or its Controlled Companies; (b) the disclosure of the Information by GA or by Itaú to the Persons listed herein has the purpose of a rendering of accounts and/or analysis of the investment made in the Company and/or in the Controlled Companies, or the fulfillment of the applicable laws or regulation; and (c) the Information disclosed by GA and by Itaú do not include any information that, in the reasonable and joint judgment of the manager and of the administrator of GA or of Itaú, as applicable, and considering the interest of the Company and its Controlled Companies, is strategic or may prejudice the Company or the Controlled Companies if disclosed to funder, direct or indirect investors and/or potential investor that are competitors of the Company of the Controlled Companies.

8.2.2. In case the Company fails to comply with the obligations established in Clause 8.2 above and the sub-items thereof, GA and Itaú are hereby authorized to seek an audit firm to prepare and deliver, at its expense, such information and documents, to the extent that the audit firm may do such, and in such case, the management of the Company and its Controlled Companies shall assist the audit firm in obtaining the required information.

8.3. Confidentiality. The Parties reciprocally undertake the commitment, as long as they are Shareholders of the Company and for a term of five (5) years counted from the date on which they cease to be Shareholders: (i) not to allow access to the Confidential Information of the other Parties by third parties other than their managers, employees, representatives, agents or consultants, and to them only to the extent necessary for allowing the achievement of the purpose of this Agreement; (ii) not use any of the Confidential Information, except for the purposes provided for in this Agreement; and (iii) to keep secrecy of the Confidential Information received from the other Parties. The limitations provided for in this Agreement for disclosure of Confidential Information are

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not applicable to Confidential Information which: (a) were, as of this date, publicly known; (b) were known by the receiving party at the time of its disclosure, not having been obtained, directly or indirectly, from a disclosing party or third parties which, to the receiving party´s best knowledge, were subject to a secrecy duty; (c) became known to the public, in general, after this date, as a result of act or omission by the disclosing party or any of its representatives; (d) become publicly known after its disclosure to the receiving party, without there being any participation in such disclosure; or (e) are disclosed for the purpose of meeting a Law requirement, provided that (1) the receiving party shall promptly send to the disclosing party a written communication about the Law, undertaking since now to abide by the terms of a possible judicial protection that may be obtained by the disclosing party, and (2) the disclosure is restricted to the minimum information that may be strictly necessary for meeting the order or requirement.

8.4. Non-Competition. Except if acting through the Company or its Controlled Companies, GA and its respective Affiliates (“Restricted Persons of GA”), undertake not to participate, under any of the forms provided for in Clause 8.4.1 below, in any activities of (i) exchange and securities brokerage; (ii) securities distribution or (iii) management of clients’ financial resources (“Restricted Activities of GA”) in any location of the Federative Republic of Brazil (“Territory”). Except if through the Company or its Controlled Companies, XP Controle and its respective Affiliates and the Key Employees (pursuant to the instrument of adhesion executed in connection with the Previous Shareholders Agreement) (“Restricted Persons of XP Controle” and, jointly with the Restricted Persons of the GA, “Restricted Persons”), agree not to participate, under any form set forth in Clause 8.4.1 below, in the activities in connection with (i) insurance, exchange and securities brokerage; (ii) securities distribution; (iii) commercial and investment bank and all their permitted portfolios, or (iv) client funds management (“Restricted Activities of XP Controle” and, jointly with the Restricted Activities of GA, the “Restricted Activities”) in the Territory.

8.4.1. For the purposes of Clause 8.4 and subject to the exceptions thereof, the Restricted Persons shall not (a) participate, either directly or indirectly, as partners, shareholders, quotaholders, investors, in; (b) finance or manage; (c) act as employees of, consultants or service providers to, or (d) enter into a partnership with any Persons carrying out or engaging in, the Restricted Activities.

8.4.2. The obligations provided for in this Clause 8.4 shall remain in force in relation to each of the Restricted Persons for as long as they remain as direct or indirect shareholders of the Company and for a period of five (5) years counted from the date on which the respective Restricted Person shall cease to be a direct or indirect shareholder of the Company and/or of its Controlled Companies, except in relation to GA, it being understood that the obligations provided for in Clause 8.4 as it regards to them shall remain valid for as long as they remain as direct or indirect shareholders of the Company and for a term of two (2) years counted from the date on which GA ceases to be a direct or indirect shareholder of the Company and/or of its Controlled Companies.

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8.4.3. The non-competition obligations provided for in this Clause 8.4 and the sub-items hereof do not apply to (i) the Affiliates of GA whose main activities are not conducted in Brazilian territory, which may operate in Brazil, either directly or through a Controlled Company, provided that the members of the management of the Company and/or its Controlled Companies appointed by them do not exercise any management position in the Affiliates referred to in this Clause 8.4.3 or in its Controlled Company operating in Brazil; and (ii) the Persons that are Affiliates or of the portfolio of the funds of which General Atlantic LLC (or one of its Affiliates) is a general partner. Additionally, GA and its respective Affiliates will be permitted to participate, directly or indirectly, in any Person that conducts, directly or indirectly, activities competing with the business, provided that such activities are not the main activity of their corporate purpose (i.e. that are carried out in a non-predominant or ancillary manner); in this case, such participation will not be considered a default on the obligation undertaken in Clauses 8.4 and 8.4.1 above.

8.4.4. In relation to GA and its Affiliates, the performance of any of the Restricted Activities, under the terms of Clause 8.4.1, shall only be deemed as a violation of their non-competition obligation if, immediately after the performance of such Restricted Activity, GA and/or its Affiliates, as applicable, (i) do not waive, for as long as the violation continues, to their political rights in the Company and in its Controlled Companies; as well as, (ii) do not consummate the waiver or removal of the member of the Board of Directors of the Company appointed by them.

8.4.5. In the event of default on the obligations provided for in this Clause 8.4, the defaulting Party will have thirty (30)-Calendar Days, counted from the notice sent by the non-defaulting to remedy the default informed in the notice under penalty of (i) the reference Restricted Person (except GA) indemnifying the non-defaulting Party for losses and damages caused; (ii) GA having its political rights suspended. In case of suspension of the political rights of GA, under the terms of Clause 8.4.4, Itaú shall have the right to appoint one (1) additional member to the Board of Directors of the Company. As soon as the default is remedied, the GA shall notify Itaú and/or the Company, in such a manner to restore their right to appoint one (1) member to the Board of Directors of the Company, under the terms of this Agreement. The prerogatives set forth in this Clause 8.4.5 shall be exercised in a reasonable manner by the Parties.

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8.4.6. The Parties agree that the restrictions contained in this Clause 8.4 and the sub-items hereof are reasonable and necessary for the protection of the business of the Company and its Controlled Companies.

8.5. Non-Solicitation. GA, Itaú, XP Controle and each of the XPC Controlling Shareholders, as well as their respective Affiliates, undertake not to hire, persuade or entice away, under any circumstance, any of the Key Employees for leaving their job or position or terminating their relationship with XP Controle, the Company and/or its Controlled Companies, within the following terms: (i) five (5) years counted from the date on which they, respectively, cease to be a direct or indirect shareholder of the Company and/or of its Controlled Companies, in relation to Itaú, XP Controle and each of the XPC Controlling Shareholders; and (ii) two (2) years counted from the date on which they, respectively, cease to be a direct or indirect shareholder of the Company and/or of its Controlled Companies, in relation to GA.

8.5.1. Notwithstanding the foregoing, the Parties agree that the obligation provided for in this Clause 8.5 shall not apply to Itaú or its Affiliates (i) after the period of one (1) year counted from the date of the expiration of the employment relation of the Key Employee with XP Controle, the Company and/or its Controlled Companies; or (ii) upon consent, in writing, by XP Controle; or (iii) as from the date Itaú acquires the Share Control of the Company.

CHAPTER IX

REPRESENTATIONS AND WARRANTIES

9.1. Representations and Warranties of the Parties. Each Party, individually and without joint liability, represent and warrant to the other Parties as follows:

(i)	It has full capacity to enter into this Agreement or contract, assume, comply with and perform the duties and obligations provided for herein;

(ii)

The assumption and performance of the obligations contained in this Agreement do not result, and will not result, in violation or misrepresentation of, or default on, of any nature and in any degree, agreement, contract, representation or any other instrument entered into or made by the Parties or to which the Parties are bound or subject; and

(iii)

This Agreement was freely and legally agreed upon and entered into by the Parties and is a valid, effective and binding obligation assumed by the Parties, enforceable according to its terms and in the extension defined in this Agreement.

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CHAPTER X

EFFECTIVENESS

10.1. Effective Term. This Agreement shall be valid and enforceable for a time-period of thirty (30) years (“Effective Term”). This Agreement will be automatically terminated upon the occurrence of the first of the following termination conditions: (i) thirty (30) years counted from the date hereof; (ii) in relation to a Party, when such Party ceases to hold Shares of the Company (except in relation to the obligations that survive termination of this Agreement); or (iii) if the following events cumulatively occur: (x) the IPO is not completed in a six (6)-month term from the execution date of this Agreement; and (y) the Parties return to their status of direct shareholders of XP Investimentos, provided, however, that GA or any of its Permitted Assignees may decide at its sole discretion to remain as an indirect shareholder of XP Investimentos through the Company or to revert to become a direct shareholder of XP Investimentos.

10.1.1. If the provision set forth in Clause 10.1(iii)(x) above applies, the Parties agree and undertake to take all necessary measures to initiate the unwinding of the current corporate structure within 30 days counted from the end of the period set forth in Clause 10.1(iii)(x), and to reinstate the Previous Shareholders Agreement upon its conclusion, in all its terms and conditions, as if it had never ceased to be valid and enforceable towards the Parties. The Parties undertake to carry out the unwinding of the current corporate structure to the extent possible in a tax efficient manner to all Shareholders.

CHAPTER XI

GOVERNING LAW AND SETTLEMENT OF DISPUTES

11.1. Governing Law. This Agreement shall be governed and construed in accordance with Brazilian laws.

11.2. Arbitration. Any and all disputes arising out of or related to this Agreement and the Company’s Articles of Association in relation to the Shareholders’ rights and obligations, including as for the existence, validity, enforceability, interpretation, enforcement, expiration and/or termination hereof (“Disputes”), involving any of the Parties and/or the Intervening Consenting Parties, including their successors at any title whatsoever, shall be settled by arbitration, managed by the Brazil-Canada Chamber of Commerce Arbitration and Mediation Center (“CAM-CCBC”), under the terms of its arbitration regulation in effect as of the date of filing of the arbitration process (“Regulation”), except for the amendments provided for herein and of law No. 9,307/96.

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11.2.1. The arbitration panel shall be made up of three (3) arbitrators, of which one (1) shall be appointed by the claimant party(ies) and one (1) shall be appointed by the defendant party(ies), under the terms of the Regulation. Should there be more than one claimant and/or more than one defendant, the claimants and/or defendants shall jointly appoint their respective arbitrator. The third arbitrator, who shall act as President of the arbitration panel, shall be jointly selected by the two (2) arbitrators appointed by the arbitration parties. In case the arbitration parties shall fail to appoint their respective arbitrators, or in case the arbitrators appointed by the arbitration parties shall fail to appoint the third arbitrator under the terms of the Regulation, the missing appointments shall be made by the President of the CAM-CCBC, in compliance with the Regulation. Any and all disputes relating to the appointment of the arbitrators by the arbitration parties, as well as to the selection of the third arbitrator, shall be settled by the CAM-CCBC. The Parties and the Intervening Consenting Parties, by mutual agreement, waive the application of the provision in the Regulation limiting the selection of the president of the arbitration panel to the list of CAM-CCBC arbitrators.

11.2.2. In the event of arbitration procedures involving three (3) or more parties in which they may not be gathered in blocks of claimants and defendants, all the parties to the arbitration will jointly appoint two arbitrators within fifteen (15)-Calendar Days counted from the receipt of the notice from the secretary’s office of CAM-CCBC to this effect. The third arbitrator, who will act as president of the arbitration panel, shall be selected by the arbitrators appointed by the arbitration parties within fifteen (15)-Calendar Days from the acceptance of the appointment by the latest arbitrator or, in case this is not possible due to any reason, by the president of the CAM-CCBC, in accordance with the Regulation. In case the arbitration parties shall fail to jointly appoint the two (2) arbitrators, all the members of the arbitration panel shall be appointed by the president of the CAM-CCBC, in accordance with the Regulation, who shall designate one of them to act as president of the arbitration panel.

11.2.3. The seat of the arbitration will be the city of São Paulo, State of São Paulo, Brazil, at which location the arbitration judgment will be rendered. The arbitration language shall be Portuguese.

11.2.4. Law No. 9,307/96 shall be the governing law for the arbitration. The arbitration panel shall render a judgment on the merit of the Dispute in accordance with the applicable Brazilian laws, with equity judgment being prevented.

11.2.5. The arbitration panel may grant such urgent, provisional or final reliefs as it may understand to be appropriate, including those intended for the specific performance of the obligations provided for in this Agreement. Any order, decision, determination or judgment rendered by the arbitration panel shall be final and binding on the Parties, their successors and/or Intervening Consenting Parties, which expressly waive any kind of appeal whatsoever. The arbitration judgment may be enforced before any judicial authority with jurisdiction over the Parties and/or the Intervening Consenting Parties and/or their assets.

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11.2.6. The Parties and/or the intervening consenting parties elect the central court of the judicial district of São Paulo, State of São Paulo, Brazil, at the exclusion of any other, however privileged it may be, for the exclusive purposes of obtaining urgent relief for protection or defense of rights prior to the installation of the arbitration panel, without this being deemed as a waiver of arbitration. Any relief granted by the Judiciary Branch shall be promptly notified by the party having requested the same to the CAM-CCBC. The arbitration panel, once installed, may revise, uphold or overturn the reliefs granted by the Judiciary Branch.

11.2.7. The Parties and/or the intervening consenting parties undertake not to disclose (and not to allow the disclosure of) any Confidential Information, except as provided in Clause 8.3. Any and all disputes relating to the confidentiality obligation shall be settled by the arbitration panel under a final and binding decision.

11.2.8. Prior to the execution of the arbitration instrument, the CAM-CCBC shall have competence to decide, at the Parties’ request, on the consolidation of arbitration procedures arising out of this Agreement or of any other related instrument, under the terms of the Regulation. After the execution of the arbitration instrument, such competence as for the consolidation of arbitration procedures shall be incumbent upon the first arbitration panel being installed, and its decision shall be binding on all the Parties and/or the Intervening Consenting Parties. In any case, the consolidation shall not occur unless (a) the arbitration clauses are compatible among themselves; (b) the arbitration procedures to be consolidated (b.1) shall have the same purpose or the same cause of action; or (b.2) there shall be identity of parties and cause of action between the procedures and the purpose of one of them, because it is more comprehensive, covers the purposes of the others; (c) the consolidation under these circumstances shall not result in unjustified delays for the settlement of the Disputes. The decision of the CAM-CCBC or of the arbitration panel, as the case may be, to consolidate the procedures shall be final and binding, it being certain that the Parties and/or the Intervening Consenting Parties expressly waive any right to appeal from such decision. The Parties and/or the intervening consenting parties agree that, after a decision has been made to consolidate the arbitration procedures, in case that will be necessary, they shall promptly dismiss any arbitration procedure that has been previously filed whose purpose has been consolidated into another arbitration procedure under the terms hereof.

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11.2.9. The arbitration procedure expenses, including, without limitation, the administrative costs of the CAM-CCBC, and the arbitrators’ and experts’ fees, as applicable, shall be borne by each party as provided for in the Regulation or pursuant to a specific determination issued by the arbitration panel. Upon rendering the arbitration judgment, the arbitration panel shall award the reimbursement of such costs to the winning party(ies), as well as the burden of loss.

11.2.10. The Intervening Consenting Parties are expressly bound by this CHAPTER XI for all purposes of law.

CHAPTER XII

MISCELLANEOUS

12.1. Registration and Recordation. The Company and the Shareholders undertake to file this Agreement at the Company’s headquarters on this date (and undertake to cause the same to occur in the Controlled Companies, with due regard to the respective corporate types thereof), in the manner and for the purpose provided for in article 118 of Law No. 6,404/76.

12.2. Conflict of Provisions. In the event of conflict or disagreement between the provision in this Agreement and the Articles of Association, or the corporate documents of the Company, the provisions in this Agreement shall prevail (and the parties hereby undertake to take all actions available to them, including voting to amend any conflicting provisions in the Company’s Articles of Association, to ensure this is the case). This Agreement automatically supersedes and shall prevail over any other agreements binding on the shares and quotas of the Company and of its Controlled Companies, as applicable.

12.3. Entire Agreement. This Agreement represents the final and entire agreement among the Parties, and fully supersede any other previous agreements binding the Shares. As from this date, the Shareholders may not enter into any other agreement that is binding, directly or indirectly, on the Shares of the Company and/or of its Controlled Companies, without the prior written consent of the other Shareholders, except for agreements related to the shares issued by XP Controle, which do not and shall not impact the Parties´ rights.

12.4. Irrevocability and Irreversibility. This Agreement is irrevocably and irreversibly entered into. The Parties are undertaken to fully fulfill and cause the fulfillment of everything that is agreed upon among them hereunder, whereby they acknowledge and declare that any attitude and/or action taken not in compliance with the provisions hereof and/or representing violation of the obligations undertaken by the Parties hereunder are null and void, as between themselves or any third parties.

12.5. Assignment. This Agreement is binding upon, and inures to the benefit of, the Parties, their heirs and successors and assignees. Save as otherwise provided for herein, the assignment of obligations and rights in this Agreement by any of the Parties requires prior consent, in writing, by the other Parties, except in relation to Itaú, which may assign its rights and obligations to any of its Affiliates, remaining jointly and severally responsible for the compliance with all the obligations provided for in this Agreement.

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12.6. Severability. If, at any time, any provision hereof is deemed to be illegal, null or non-enforceable by any competent court, such provision shall not have any force or effect, and the illegality or non-enforceability thereof shall not have any effect nor shall impair the enforceability of any other provision hereof, and the Parties shall conduct negotiations in good faith, seeking to substitute any invalid or unenforceable provision with another that, to the extent possible and reasonable, achieves the same purposes and the same effects intended by the Parties in this Agreement, always seeking business alternatives and instruments that protect the economic-financial balance of the obligations undertaken herein.

12.7. Amendments. Any and all modifications, changes or amendments to this Agreement shall not be valid unless if made in writing and signed by all the Parties hereto.

12.8. Waiver. Any possible failure by any of the Parties in exercising rights and privileges provided for in this Agreement shall not mean waiver or novation thereof, which rights and privileges may be invoked or exercised at any time, with due compliance with the applicable law. No waiver may be challenged unless if granted in writing.

12.9. Expenses. Except as otherwise specifically provided for in this Agreement, each Party shall bear all its own expenses incurred in the preparation, negotiation, execution and implementation of this Agreement and other documents provided for herein, including all fees and expenses in connection with agents, advisors, consultants, brokers, representatives, attorneys and accountants.

12.10. Taxes. Except as otherwise provided for herein, each Party shall be liable for the payment of any Tax of which it may be deemed by Law as a taxpayer in connection with the transactions contemplated hereunder.

12.11. Notices. All the notices or communications required to be sent by any of the Parties to the others shall be made by letter delivered in person, registered mail or by courier service or e-mail with return receipt, to:

If to XP Controle:

XP Controle Participações S.A.

Avenida Presidente Juscelino Kubitscheck No. 1909, 30th floor

Vila Olímpia, Zip Code 04543-907

São Paulo – SP

Telephone: (11) 3027-2212

e-mail: fabricio.almeida@xpi.com.br

Attn.: Mr. Fabricio Cunha de Almeida

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If to GA:

Rua Doutor Renato Paes de Barros, 1017 – 15th floor

São Paulo, SP 04530-001

Telephone: (11) 3296-6100

Fax: (11) 3296-6144

e-mail: mescobari@generalatlantic.com / rcatunda@generalatlantic.com

Attn.: Mr. Martin Escobari / Mr. Rodrigo Catunda

With a courtesy copy to (which shall not constitute a notice):

General Atlantic Service Company, L.P.

Park Avenue Plaza, 55 East, 52nd Street, 33rd floor

New York, New York

10055, USA

Telephone: +1-212-715-4044

Fax:+1-917-206-1944

e-mail:DRosenstein@generalatlantic.com

At.: Mr. David Rosenstein

If to Itaú and/or to Itaú Unibanco:

Praça Alfredo Egydio de Souza Aranha, No. 100,

Torre Conceição, 12th floor, Parque Jabaquara

São Paulo, SP

Zip Code: 04344-902

E-mail: fernando.chagas@itau-unibanco.com.br

Attn.: Fernando Della Torre Chagas

With a copy (which shall not constitute a notice) to:

Praça Alfredo Egydio de Souza Aranha, No. 100,

Torre Conceição, 1st floor, Parque Jabaquara

São Paulo, SP

Zip Code: 04344-902

E-mail: alvaro.rodrigues@itau-unibanco.com.br

Attn.: Álvaro F. Rizzi Rodrigues

If to the Company:

Avenida Presidente Juscelino Kubitscheck No. 1909, 30th floor

Vila Olímpia, Zip Code 04543-907

São Paulo – SP, Brazil

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Telephone: (11) 3027-2212

e-mail: fabricio.almeida@xpi.com.br

Attn.: Mr. Fabricio Cunha de Almeida

12.11.1. The notices delivered in accordance with this Clause shall be deemed to have been given: (i) at the time they are delivered, if personally delivered; or (ii) at the time they are received, if sent by registered mail, e-mail or courier service with return receipt, or by delivery through a registry office. In the specific case of e-mail, a letter will be required to be sent by registered mail or courier service within five (5)-Calendar Days after the e-mail is sent.

12.12. Any of the Parties or Intervening Consenting Parties may change its address for notices, provided that it shall so inform the other Parties and Intervening Consenting Parties by written notice.

12.13. Intervening Consenting Parties. The Intervening Consenting Parties execute this Agreement by expressly consenting to all its terms, and undertaking to: (i) abide by, comply with and cause the compliance with all the provisions of this Agreement, under the terms set forth in any applicable Law; and (ii) refrain themselves from recording, enforcing or taking actions of any nature whatsoever which may represent violation of any provision of this Agreement.

12.14. Specific Performance. The Parties undertake to fulfill, deliver and perform their obligations at all times under strict compliance with the terms and conditions set forth in this Agreement. The Parties herein acknowledge and agree that the payment of losses and damages may not be a sufficient remedy to repair a breach to the provisions set forth herein, being all the obligations undertaken or that may be imposed under the terms of this Agreement subject to specific performance under the terms of Law No. 13,105/15 (Brazilian Code of Civil Procedure). The Parties do not waive any action or relief to which they may be entitled, at any time. The Parties expressly admit and undertake to specifically perform their obligations and to accept judicial orders or any other similar acts.

12.15. Language. This Agreement is executed by the Parties in Portuguese language.

In witness whereof, the Parties have caused this Agreement to be executed in six (6) counterparts of same content and form, before the two (2) undersigned witnesses.

São Paulo, November 29th, 2019.

[Signatures on the following pages]

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Page 1/2 of signatures of the Shareholders’ Agreement of XP Inc., entered into on November 29th, 2019.

Parties:

XP CONTROLE PARTICIPAÇÕES S.A.

GENERAL ATLANTIC (XP) BERMUDA, LP

ITB HOLDING BRASIL PARTICIPAÇÕES LTDA.

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Page 2/2 of signatures of the Shareholders’ Agreement of XP Inc., entered into on November 29th, 2019.

Intervening Consenting Parties:

XP INC.

XP INVESTIMENTOS S.A.

XP CONTROLE 3 PARTICIPAÇÕES S.A.

XP INVESTIMENTOS CORRETORA DE CÂMBIO

TÍTULOS E VALORES MOBILIÁRIOS S.A.

BANCO XP S.A.

XP CONTROLE 4 PARTICIPAÇÕES S.A.

XP VIDA E PREVIDÊNCIA S.A.

XP FINANÇAS ASSESSORIA FINANCEIRA LTDA.

XP CORRETORA DE SEGUROS LTDA.

XP ADVISORY GESTÃO DE RECURSOS LTDA.

XP VISTA ASSET MANAGEMENT LTDA.

XP GESTÃO DE RECURSOS LTDA.

INFOSTOCKS INFORMAÇÕES E SISTEMAS LTDA.

XP EDUCAÇÃO ASSESSORIA EMPRESARIAL E PARTICIPAÇÕES LTDA.

TECFINANCE INFORMÁTICA E PROJETOS DE SISTEMAS LTDA.

LEADR SERVIÇOS ONLINE LTDA.

GUILHERME DIAS FERNANDES BENCHIMOL

ITAÚ UNIBANCO S.A.

Witnesses:

1.	2.
Name:	Name:
RG:	RG:
CPF:	CPF